                              [MERRILL LYNCH LOGO]

                              HOTEL LOAN AGREEMENT

                           FOR A LOAN IN THE AMOUNT OF

                                   $36,000,000

                                MADE BY AND AMONG

                               ASHFORD DAYTON LP,
                              ASHFORD COLUMBUS LP,
                              ASHFORD FLAGSTAFF LP,
                             ASHFORD PHOENIX LP, AND
                              ASHFORD SYRACUSE LP,
                       EACH A DELAWARE LIMITED PARTNERSHIP

                                 AS "BORROWERS"

                                       AND

                             MERRILL LYNCH CAPITAL,
          A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,
                             A DELAWARE CORPORATION
                      222 NORTH LASALLE STREET - 16TH FLOOR
                             CHICAGO, ILLINOIS 60601

                                   AS "LENDER"

                             ASHFORD HOTEL PORTFOLIO

                          Dated as of December 24, 2003


                                TABLE OF CONTENTS

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
ARTICLE 1 INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES..................................................     2

         1.1      Incorporation of Recitals..................................................................     2
         1.2      Incorporation of Exhibits and Schedule.....................................................     2
         1.3      Definitional Provisions....................................................................     2

ARTICLE 2 LOAN AND LOAN DOCUMENTS............................................................................     2

         2.1      Conditions Precedent.......................................................................     2
         2.2      Loan Documents.............................................................................     2
         2.3      Disbursements..............................................................................     3
         2.4      Term of the Loan...........................................................................     4
         2.5      Prepayments................................................................................     5
         2.6      Interest...................................................................................     5
         2.7      Monthly Payments...........................................................................     6
         2.8      Exit Fee...................................................................................     6
         2.9      Default Interest and Late Charge...........................................................     6
         2.10     Project Partial Prepayments, Partial Releases..............................................     7

ARTICLE 3 FINANCIAL REPORTING COVENANTS......................................................................     7

         3.1      Financial Information Reporting............................................................     7
         3.2      Financial Information Form and Examination.................................................     9

ARTICLE 4 OPERATIONAL AND OTHER COVENANTS....................................................................     9

         4.1      Leasing and Operational Covenants..........................................................     9
         4.2      Other Borrower Covenants...................................................................    14
         4.3      Authorized Representative..................................................................    22

ARTICLE 5 BORROWER'S REPRESENTATIONS AND WARRANTIES..........................................................    23

         5.1      Borrower's Representations and Warranties..................................................    23

ARTICLE 6 ENVIRONMENTAL MATTERS..............................................................................    28

         6.1      Environmental Representations and Warranties...............................................    28
         6.2      Environmental Covenants....................................................................    28
         6.3      Right of Entry and Disclosure of Environmental Reports.....................................    29
         6.4      Environmental Indemnitor's Remedial Work...................................................    31
         6.5      Environmental Indemnity....................................................................    31
         6.6      Remedies Upon an Environmental Default.....................................................    32
         6.7      Unconditional Environmental Obligations....................................................    33
         6.8      Assignment of Environmental Obligations Prohibited.........................................    33
         6.9      Indemnification Separate from the Loan.....................................................    33

ARTICLE 7 CASUALTIES AND CONDEMNATION........................................................................    34

         7.1      Lender's Election to Apply Insurance Proceeds on Indebtedness..............................    34
         7.2      Borrower's Obligation to Rebuild and Use of Insurance Proceeds Therefor....................    34

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
ARTICLE 8 EVENTS OF DEFAULT AND REMEDIES.....................................................................    35

         8.1      Events of Default..........................................................................    35
         8.2      Remedies Conferred Upon Lender.............................................................    37

ARTICLE 9 LOAN EXPENSE, COSTS AND ADVANCES...................................................................    38

         9.1      Loan and Administration Expenses...........................................................    38
         9.2      Right of Lender to Make Advances to Cure Borrower's Defaults...............................    39
         9.3      Increased Costs............................................................................    39
         9.4      Borrower Withholding.......................................................................    39
         9.5      Document and Recording Tax Indemnification.................................................    39

ARTICLE 10 ASSIGNMENTS BY LENDER AND DISCLOSURE..............................................................    40

         10.1     Assignments and Participations.............................................................    40
         10.2     Disclosure of Information..................................................................    40

ARTICLE 11 GENERAL PROVISIONS................................................................................    40

         11.1     Captions...................................................................................    40
         11.2     Waiver of Jury Trial.......................................................................    40
         11.3     Jurisdiction...............................................................................    41
         11.4     Governing Law..............................................................................    42
         11.5     Lawful Rate of Interest....................................................................    42
         11.6     Modification; Consent......................................................................    42
         11.7     Waivers; Acquiescence or Forbearance Not to Constitute Waiver of Lender's
                  Requirements...............................................................................    42
         11.8     Disclaimer by Lender.......................................................................    43
         11.9     Partial Invalidity; Severability...........................................................    44
         11.10    Definitions Include Amendments.............................................................    44
         11.11    Execution in Counterparts..................................................................    44
         11.12    Entire Agreement...........................................................................    44
         11.13    Waiver of Damages..........................................................................    45
         11.14    Claims Against Lender......................................................................    45
         11.15    Set-Offs...................................................................................    45
         11.16    Relationship...............................................................................    45
         11.17    Agents.....................................................................................    46
         11.18    Interpretation.............................................................................    46
         11.19    Successors and Assigns.....................................................................    46
         11.20    Time is of the Essence.....................................................................    46
         11.21    Notices....................................................................................    46
         11.22    Joint and Several Liability................................................................    48

                LIST OF EXHIBITS AND SCHEDULES TO LOAN AGREEMENT

Joinder           Principal's Limited Joinder

Exhibit A         Legal Description of Land

Exhibit B         Permitted Exceptions

Exhibit C         Litigation

Exhibit D         Rent Roll

Exhibit E         Insurance Requirements

Exhibit F         Environmental Documents

Exhibit G         FF&E Not Owned by Borrower

Exhibit H         Intellectual Property

Exhibit I         Direct and Indirect Ownership of Borrowers, Project Lessee and
                   Principal

Exhibit J         Franchise Licenses

Exhibit K         Release Price

Exhibit L         Encroachments

Schedule I        Definitions

                              HOTEL LOAN AGREEMENT

                  THIS HOTEL LOAN AGREEMENT ("AGREEMENT") is made as of December __, 2003, by and among ASHFORD DAYTON LP, ASHFORD COLUMBUS LP, ASHFORD FLAGSTAFF LP, ASHFORD PHOENIX LP, and ASHFORD SYRACUSE LP, each a Delaware limited partnership (collectively, "BORROWERS"; each a "BORROWER"), and MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation (collectively, with its successors and assigns, "LENDER").

                                    RECITALS

            A. Each Borrower is the owner in fee simple of the land or, in the case of Ashford Columbus LP, the lessee of the air rights legally described in Exhibit A below the name of such Borrower, together with the improvements located thereon or therein generally consisting of a hotel and related facilities as more specifically described in Exhibit A.

            B. Principal has applied to Lender for a loan to Borrowers of up to Thirty-Six Million and No/100ths Dollars ($36,000,000.00) (the "LOAN") for the purpose of refinancing acquisition costs and financing renovation costs for the Projects, and Lender is willing to make the Loan on the terms and conditions hereinafter set forth. The Loan is evidenced by that certain Promissory Note of even date herewith made by Borrowers in the original principal amount of Thirty-Six Million and No/100ths Dollars ($36,000,000.00) and payable to Lender (the Promissory Note and all amendments thereto and substitutions therefor are hereinafter referred to as the "NOTE"). The terms and provisions of the Note are hereby incorporated by reference, in this Agreement.

            C. Borrowers' obligations under the Loan will be secured by, among other items, (a) the Mortgages, (b) a Security Agreement encumbering Borrowers' personal property (the "SECURITY AGREEMENT") and (c) a Lessee Security Agreement encumbering Project Lessee's personal property (the "LESSEE SECURITY AGREEMENT"), each granting Lender a first priority security interest in all of the assets of each Borrower and a security agreement executed by Project Lessee granting Lender a first priority security interest in all personal property owned by Project Lessee and used in connection with each Project. This Agreement, the Note, the Mortgages, that certain Lessor Estoppel Certificate and Agreement executed December __, 2003, by and between Ashford Columbus LP, Lender and Huntington Center Associates, and any other documents evidencing or securing the Loan or executed in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "LOAN DOCUMENTS."

            D. Each Borrower has entered into a lease of the Project owned by such Borrower (each, a "PROJECT LEASE") with Ashford TRS Corporation, a Delaware corporation (together with its successors and assigns, "PROJECT LESSEE"), pursuant to which Project Lessee will lease each Project to the applicable Borrower.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES

1.1   INCORPORATION OF RECITALS.

            The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

1.2   INCORPORATION OF EXHIBITS AND SCHEDULE.

            Exhibits A through J, the Limited Joinder and Schedule I to this Agreement, attached hereto are incorporated in this Agreement and expressly made a part hereof by this reference.

1.3   DEFINITIONAL PROVISIONS.

            All terms defined in Schedule I of this Agreement or otherwise in this Agreement shall, unless otherwise defined therein, have the same meanings when used in the Note, Mortgage, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement. The word "include(s)" when used in this Agreement and the other Loan Documents means "include(s), without limitation," and the word "including" means "including, but not limited to."

                                   ARTICLE 2
                             LOAN AND LOAN DOCUMENTS

2.1   CONDITIONS PRECEDENT.

            Borrowers agree that Lender's obligation to close the Loan is conditioned upon Borrowers' delivery, performance and satisfaction, in Lender's sole discretion, of all items set forth (a) in that certain Loan Application accepted by Principal on October 31, 2003 (the "LOAN APPLICATION") and (b) on that certain Closing Checklist issued with respect to such Loan Application.

2.2   LOAN DOCUMENTS.

            Borrowers agree that Borrowers will, on or before the Closing Date, execute and deliver or cause to be executed and delivered to Lender this Agreement and the other Loan Documents in form and substance acceptable to Lender. In addition, Borrowers shall deliver such other documents, instruments or certificates as Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the other Loan Documents, and to comply with the laws of the states of Illinois and, as applicable, New York, Ohio and Arizona. Furthermore, Borrowers acknowledge that Borrowers are obligated to cause their counsel to issue a legal opinion (in form reasonably satisfactory to Lender) for the benefit of Lender.

2.3   DISBURSEMENTS.

            (a) Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, on the Closing Date, Borrowers agree to borrow from Lender and Lender shall disburse to Borrowers from the proceeds of the Loan the sum of $27,800,000 (the "INITIAL FUNDING AMOUNT").

            (b) Holdback. The balance of the proceeds of the Loan in an amount equal to $8,200,000 (the "HOLDBACK") shall be retained by Lender as holdback for the costs and expenses incurred in connection with renovating the Projects as or to be approved by Lender in accordance with the terms and conditions hereof (collectively, the "RENOVATION WORK"; with respect to any Project, the "PROJECT RENOVATION WORK"). On or before the Closing Date, Borrowers shall submit to Lender, for approval by Lender and Lender's Consultant, a preliminary description of the Renovation Work, including a preliminary schedule for completion of the Project Renovation Work for each Project (each, a "PRELIMINARY HOLDBACK COMPLETION SCHEDULE"), and a preliminary budget for the Project Renovation Work for each Project (each, a "PRELIMINARY PROJECT HOLDBACK BUDGET"). Absent a default hereunder or under any of the other Loan Documents, Lender shall make disbursements of portions of the Holdback subject to the following conditions:

                  (i) At least fifteen (15) business days prior to the date of any such advance, Borrowers shall provide Lender with a written request for payment executed by Borrowers together with copies of invoices, lien waivers, applications for payments, canceled checks, or other evidence of payment of amounts due and payable by Borrowers in connection with and specifying the portion thereof allocated to the Project Renovation Work for each Project to which such request for payment relates;

                  (ii) Lender shall have received, at Borrowers' expense, an endorsement to the applicable Title Policy(ies) insuring the priority of the applicable Mortgage with respect to such advance and indicating that no intervening liens exist against the applicable Project(s);

                  (iii) Lender shall have approved, in its reasonable discretion, all Project Renovation Work, each Holdback Completion Schedule, each Project Holdback Budget and the other Project Construction Documents (as each term is defined herein);

                  (iv) Borrowers shall have delivered evidence satisfactory to Lender, in its sole discretion, that the Holdback is sufficient to complete the Renovation Work in accordance with each Project Holdback Budget or, if insufficient, Borrowers shall have deposited with Lender additional funds necessary to complete the Renovation Work (Borrowers' deposit to be disbursed before any balance of the Holdback);

                  (v) Lender's Consultant shall have inspected and approved each portion of the Renovation Work completed;

                  (vi) Such advances shall be made no more than twice a month in minimum amounts of $25,000 with the final advance to be made no later than twenty (20) months after the Closing Date; and

                  (vii) Such advances shall be utilized to pay the actual costs of the Renovation Work as portions of same are completed and, at Lender's option, advances shall be made by Lender directly to the architect, contractor, supplier or other third party entitled to receive payment thereto.

            Borrowers shall complete the Renovation Work within eighteen (18) months after the Closing Date.

2.4   TERM OF THE LOAN.

            (a)   Unless due and payable sooner pursuant to Section 2.8 or
Article 8, all principal, interest and other sums due under the Loan Documents shall be due and payable in full on December 31, 2007 (the "INITIAL MATURITY DATE"), provided that Borrowers shall have the right to extend the Maturity Date (the "EXTENSION OPTION") for an additional twelve (12) month term (such twelve
(12) month period is hereinafter referred to as the "EXTENSION TERM"), thereby extending the Maturity Date to the twelve month anniversary of the Initial Maturity Date (the "EXTENDED MATURITY DATE").

            (b) Borrowers may only exercise the Extension Option upon satisfying the following conditions:

                  (i) Borrowers shall have delivered to Lender written notice (the "EXTENSION NOTICE") of such election no earlier than ninety (90) days and no later than forty-five (45) days prior to the Initial Maturity Date;

                  (ii) Lender shall have received Borrowers' and Principal's most recent financial statements, certified as correct by Borrowers and Principal. There must be no Material Adverse Change in Borrowers' or Principal's financial condition;

                  (iii) The Renovation Work has been completed in accordance with all requirements of this Loan Agreement;

                  (iv) Such notice is accompanied by a non-refundable extension fee equal to $180,000 or one-half percent (0.5%) of the outstanding principal balance of the Loan as of the date of the Extension Notice, whichever is less;

                  (v) No Event of Default then exists under the Loan Documents, nor any event exists which would be an Event of Default if not cured within the time allowed;

                  (vi) Project Yield must be equal to or greater than fifteen percent (15%); and

                  (vii) For the Extension Term, the Debt Service Coverage Ratio is not less than 1.4:1.00.

2.5   PREPAYMENTS.

            The Loan may not be voluntarily prepaid in full or in part prior to the first day of the fourth (4th) month after the date hereof (the "LOCKOUT PERIOD"). Thereafter, Borrowers shall have the right to make prepayments of the Loan, in whole or in part at any time provided Borrowers (a) give Lender at least seven (7) days' prior written notice, (b) pays all accrued and unpaid interest, (c) pays the proportionate amount of the Exit Fee due hereunder based upon the amount of the Loan prepaid at such time, and (d) pays all other fees and costs due from Borrowers to Lender including any attorneys' fees and disbursements incurred by Lender as a result of the prepayment. In the event Lender declares the Loan immediately due and payable at a time when an Exit Fee would be due or during the Lockout Period, such Exit Fee shall be paid upon any tender of payment at any time or upon acceleration of the Loan. In the event any Borrower receives any payment with respect to a Commercial Lease (other than rental payments and expense reimbursements) including lease termination, cancellation or similar fees and insurance or condemnation proceeds, Borrowers shall immediately prepay the principal balance of the Loan in an amount equal to such payment, but such prepayment will be net of the calculation of the Exit Fee then due with respect to the portion of the Loan that is prepaid.

2.6   INTEREST.

            Except as provided in Section 2.10(a), the principal amount of the Loan outstanding from time to time shall bear interest until paid at a rate equal to a floating rate per annum equal to three and one-quarter percent (3.25%) plus the Base Rate (the aggregate rate referred to as the "INTEREST RATE"), but in no event shall the Interest Rate be lower than four and three quarters percent (4.75%). Interest shall be calculated based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

            Notwithstanding the foregoing, if Borrower fails to deliver the Letter of Credit to Lender pursuant to the terms of Section 4.1(o)(ii) herein, the Interest Rate shall increase to a floating rate per annum equal to one percent (1%) plus the Base Rate (such aggregate rate is referred to herein as the ("INCREASED INTEREST RATE") and Borrower shall pay interest on the outstanding principal balance of the Loan at the Increased Interest Rate from the date of such failure to deliver the Letter of Credit pursuant to Section 4.1(o)(i) until the Letter of Credit has been delivered to Lender. All references is this Agreement and the other Loan Documents to the "Interest Rate" shall be deemed to refer to the "Increased Interest Rate" until the Letter of Credit has been delivered to Lender, or there is an Event of Default hereunder.

2.7   MONTHLY PAYMENTS.

            Commencing on February 1, 2004, Borrowers shall pay interest computed on the outstanding principal balance of the Loan at the Interest Rate monthly in arrears on the first (1st) day of each month.

            In addition to the interest payments due on the Loan, commencing on the first day of January, 2006 and continuing on the first day of each month thereafter until the outstanding principal amount has been repaid, Borrowers shall make additional monthly principal amortization payments of Fifty-Seven Thousand and No/100 Dollars ($57,000.00).

            Monthly payments of interest and amortization due to Lender as described in this Section 2.7 shall be paid to Lender by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrowers in the Automated Clearing House debit authorization executed by Borrowers in connection with this Agreement; and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.

2.8   EXIT FEE.

            Upon the repayment of the Loan (whether on the Maturity Date or on any other date) or upon the acceleration of the Loan by Lender as provided herein, Borrowers will pay to Lender an exit fee equal to $180,000 less any portion of the Exit Fee already paid to Lender pursuant to Section 2.5 above PLUS, if the Loan is repaid during the Lockout Period or accelerated by Lender so that the Loan becomes due during the Lockout Period, the amount of interest that would have accrued at the Interest Rate (assuming a Base Rate equal to the Base Rate effective on the day the Loan is repaid or accelerated by Lender) from the repayment or acceleration date through the end of the Lockout Period (collectively, the "EXIT FEE"). The Exit Fee shall be deemed to be earned upon the execution of this Agreement. In the event that Borrowers refinance the Loan with a securitizable loan from any other Merrill Lynch & Co. division or Affiliate, Lender will waive the payment of the Exit Fee otherwise due at the time of the repayment of the Loan from the proceeds of such refinance. There is no obligation by any Merrill Lynch & Co. division or Affiliate to provide a securitizable loan or even a quote thereon (either based on the then-existing market rates or otherwise). Any such securitizable loan shall be on terms mutually acceptable to the parties thereto, in their sole discretion. Lender has no obligation to provide any partial waiver or discount of the Exit Fee in any other circumstances.

2.9   DEFAULT INTEREST AND LATE CHARGE.

            (a) So long as an Event of Default has occurred and is then continuing, interest shall accrue at a rate per annum equal to five percentage points (500 basis points) in excess of the Interest Rate otherwise applicable on each outstanding advance of the Loan, but shall not at any time exceed the highest rate permitted by law (the "DEFAULT RATE").

            (b) If payments of principal (other than the final payment of principal due at maturity), interest due on the Loan, or any other amounts due hereunder or per the Note or the other Loan Documents are not timely made and remain overdue for a period of five (5) days, Borrowers, without notice or demand by Lender, promptly shall pay an amount ("LATE CHARGE") equal to five percent (5%) of each delinquent payment.

2.10  PROJECT PARTIAL PREPAYMENTS, PARTIAL RELEASES.

            At any time after the Lockout Period, Borrowers shall have the right to obtain a release of Lender's liens against a Project in connection with a partial prepayment of the Loan provided that each of the following conditions are satisfied: (a) the partial prepayment is in an amount equal to or greater than the sum of the Release Price for such Project plus that portion of the Exit Fee payable under Sections 2.5 and 2.8, (b) no default under the Loan Documents has occurred and is then continuing, (c) no less than two of the Projects will remain as collateral for Borrowers' obligations under the Loan Documents, (d) Project Yield for the Projects remaining as collateral will be equal to or greater than sixteen percent (16%), and (e) such release Project is refinanced with or sold, in an arms-length transaction, to an unrelated third party who or which is not an Affiliate of any Borrower or Principal. Upon any such permitted prepayment and the satisfaction of such conditions Lender will release its liens encumbering such Project and, except for all obligations accruing prior to such prepayment and those obligations which under the terms hereof or under any other Loan Document would otherwise expressly survive the repayment of the Loan, such Project and the Borrower owning such Project shall no longer be subject to the Loan Documents. If each of the foregoing conditions is satisfied and the Project located in Syracuse, NY is released by Lender from the lien of the applicable Mortgage pursuant to the terms of this Section 2.10, Lender shall also release the partnership interests in Ashford Syracuse LP from the lien of those certain Assignments of Partnership Interest of even date herewith.

                                    ARTICLE 3
                          FINANCIAL REPORTING COVENANTS

3.1   FINANCIAL INFORMATION REPORTING.

            (a) Monthly Information. Within twenty (20) days following the end of each month, each Borrower shall deliver to Lender with respect to such Borrower and with respect to the Project owned by such Borrower (or cause Project Lessee to deliver): (i) a balance sheet as of the end of the preceding month, specifically identifying all prepayments and receipts in respect of future Project operations; (ii) a statement of income and expenses showing the results of operation for the preceding month and fiscal year-to-date, in comparison the same month and year-to-date for the prior fiscal year, and in comparison with the Annual Budget including room statistics (e.g., available rooms, occupied rooms, average daily room rate and revenue per available room);
(iii) for the preceding month, the previous twelve (12) months and the fiscal year-to-date (A) a cash summary detailing all cash activity and reconciling beginning and end cash balances, (B) aged accounts receivable and accounts payable, (C) a summary of activity in the FF&E Reserve with a detailed schedule of computation, funding and uses of the FF&E Reserve, and (D) a detailed accounting of any FF&E acquired, sold or otherwise disposed of by such Borrower or the Project Lessee; (iv) current cash flow projections for the balance of the period covered by the Annual Budget, a report of occupancy for the previous month (including the average daily room rate) and a comparison of the budgeted total income and total expenses for the subject month, with a detailed explanation of variances of five percent (5%) or more between budgeted and actual amounts for such month.

            (b) Annual Information. Within thirty (30) days after the end of each calendar year, each Borrower shall deliver or cause to be delivered to Lender audited annual financial statements (including, balance sheet, an income statement and a statement of cash flows) for such Borrower. Borrowers shall cause Principal to provide Lender with its (i) annual Federal Income Tax Returns within ten (10) days after timely filing thereof, and (ii) annual certified financial statements within twenty (20) days after each fiscal year of such Principal. Upon request from Lender, which, except after an Event of Default, shall be no more frequently than annually, each Borrower shall deliver (or cause Project Lessee to deliver) to Lender the following with respect to the applicable Project: (i) a true, correct and complete copy of the check register showing all paid invoices, indicating date paid, amount paid and check number;
(ii) a true correct and complete copy of the cash disbursements journal; (iii) a reforecast of income and expenses for the remainder of the current fiscal year as compared to the Annual Budget; (iv) a report explaining variances, the bases for reforecasts, changes in competition and market conditions and other items; and (v) evidence of the timely payment of all taxes.

            (c) Budgets. Prior to the Closing Date and within thirty (30) days prior to the end of each fiscal year, each Borrower shall deliver (or cause Project Lessee to deliver) to Lender the following with respect to the applicable Project: (i) a projection of Net Operating Income by fiscal month for the next fiscal year presented in a form consistent with the Uniform System of Accounts (the "OPERATING BUDGET") and including projections of average daily room rates and occupancy levels; and (ii) a projection by fiscal month of capital expenditures for the next fiscal year presented in a form approved by Lender (the "CAPITAL BUDGET"). Any expense that will involve a payment to or for the benefit of such Borrower, Manager or any Affiliate shall be noted as a separate line item in the Operating Budget. The Operating Budget will be presented in comparison with the budgeted and actual performance for the fiscal year then ending. The Operating Budget and the Capital Budget shall constitute the "ANNUAL BUDGET" for the applicable Project. By written notice to Lender, Borrowers shall have the one time right during each fiscal quarter to modify Projected Operating Revenue for such fiscal quarter, provided that such modification is based upon actual results or known circumstances described in such notice believed by Borrowers in good faith to justify such modification. The delivery of the Annual Budgets shall be deemed a certification by Borrowers that each contains information and relies upon assumptions, in each case, only to the extent reasonably believed to be correct and achievable by Borrowers and Manager. Borrowers shall also provide Lender with notice of any material changes in the marketing plan for each Project. If requested by Lender, each Borrower and Manager shall meet with Lender to explain and discuss the Annual Budgets. Borrowers shall use commercially reasonable efforts to comply with each Annual Budget in regard to Operating Revenue and shall not incur any material expense not included in such Annual Budget except in the event of an emergency requiring an expenditure for the preservation of the applicable Project, or any part thereof, or prevention of injury to guests or employees and except for expenses which are beyond the reasonable control of Borrowers and expenses incurred as a result of an unanticipated increase in occupancy at the applicable Project.

            (d) Reports and Inspections. Within ten (10) days after receipt, Borrowers shall deliver to Lender (i) each Smith travel/Star research report,
(ii) each Licensor inspection report and (iii) any other financial or quality scores or reports or material notices from Manager or Licensor (to the extent not otherwise required to be delivered under this Agreement).

3.2   FINANCIAL INFORMATION FORM AND EXAMINATION.

            All financial statements to be provided to Lender as described herein shall be in a format approved in writing by Lender in Lender's reasonable discretion, in accordance with sound accounting practices prepared on a consistent basis (and with respect to annual financial statements, such statements shall be audited by an independent certified public accountant reasonably acceptable to Lender), which fairly present the financial condition(s) as of the date(s) indicated. Each financial statement shall be certified as true, complete and correct by its preparer and by the applicable Borrower or, as applicable, Project Lessee or the Principal. Borrowers and Principal shall provide such additional financial information as Lender reasonably requires (which may include specific information concerning each Borrower's, General Partner's and Principal's other real estate holdings, including property income and expenses, debt service requirements and occupancy). Borrowers and Principal shall during regular business hours on reasonable advance notice permit Lender or any of Lender's representatives (including an independent firm of certified public accountants) to have access to and examine all of its books and records regarding Borrowers, General Partner, Manager, Project Lessee in each case as the same related to the development and operation of the Projects. Borrowers shall within ten (10) days after Lender's request, furnish Lender with a written statement, duly acknowledged, setting forth the sums according to each Borrower's books and records of any right of set-off, counterclaim or other defense that exists against such sums and such Borrower's obligations under the Loan Documents.

                                    ARTICLE 4
                         OPERATIONAL AND OTHER COVENANTS

4.1   LEASING AND OPERATIONAL COVENANTS.

            (a) Leasing Restrictions. Without the prior written consent of Lender, no Borrower shall (i) enter into (or permit any Project Lessee to enter into) any Commercial Leases of the Project or any portion thereof, (ii) modify, amend or terminate (or permit each Project Lessee to modify, amend or terminate) any Commercial Lease, (iii) accept any rental payment on a Commercial Lease for more than one month in advance of its due date or (iv) enter into any ground lease of the Project. Borrowers shall provide (or cause each Project Lessee to provide) Lender with a copy of all Commercial Leases no less than ten (10) days' prior to execution of such Commercial Leases and the effectiveness of each such Commercial Lease shall be subject to Lender's approval. Borrowers shall add (or require each Project Lessee to add) an automatic attornment provision to such Commercial Lease whereby in the event of a foreclosure, the tenant automatically shall recognize the successor owner as landlord and such tenant shall have no right to terminate its Commercial Lease in the event of such foreclosure). If Lender consents to any new Commercial Lease or the modification or renewal of any existing Commercial Lease at Lender's request, Borrowers shall cause (or shall require each Project Lessee to cause) the Tenant thereunder to execute a subordination and attornment agreement in form and substance satisfactory to Lender. Borrowers shall provide Lender with a copy of the fully executed original of all Commercial Leases promptly following their execution.

            (b)   Defaults Under Leases.

                  (i) Project Lease. No Borrower will suffer or permit any breach or default to occur in any of such Borrower's obligations under the applicable Project Lease nor suffer or permit the same to terminate by reason of any failure of such Borrower to meet any requirement of such Project Lease. Borrowers shall notify Lender promptly in writing in the event a Project Lessee commits a material default under a Project Lease. Borrower shall require Project Lessee to comply with the terms of the Project Lease and will not materially modify or terminate the Project Lease without Lender's consent.

                  (ii) Commercial Leases. Borrowers will not suffer or permit any breach or default to occur in any Borrower's obligations under any of the Commercial Leases nor suffer or permit the same to terminate by reason of any failure of any Borrower to meet any requirement of any Commercial Lease including those with respect to any time limitation within which any Borrower's work is to be done or the space is to be available for occupancy by the Tenant. Borrowers shall notify Lender promptly in writing in the event a Tenant commits a material default under a Commercial Lease.

            (c) Management Contracts. No Borrower shall change (or permit any Project Lessee to change) the manager of a Project or enter into, modify, amend, terminate or cancel (or permit any Project Lessee to enter into, modify, amend, terminate or cancel) any management contracts for a Project or agreements with lenders or brokers, without the prior written approval of Lender.

            (d) Furnishing Notices. Borrowers shall provide Lender with copies of all material notices pertaining to each Borrower, General Partner, any Principal or the Projects received by any Borrower from any Tenant, Principal, Governmental Authority or insurance company within seven (7) days after such notice is received. In addition, Borrowers shall promptly provide Lender with written notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to any Borrower's or Principal's knowledge, threatened against or relating to any Borrower, General Partner, Principal or any Project. Notwithstanding the foregoing, Borrowers shall not be obligated to provide Lender with such written notice in respect of personal injury litigation against any Borrower or any Project in an amount less than One Hundred Thousand and No/100 Dollars ($100,000.00), so long as the maximum liability under such cases is covered in its entirety by liability insurance maintained by Borrowers and the insurance carrier has not refused tender or defense or coverage. Furthermore, Borrowers shall promptly provide Lender with prior written notice of any capital or other equity contributions to any Borrower.

            (e) Alterations. Without the prior written consent of Lender, no Borrower shall make any material alterations to a Project, except for tenant improvements required by the terms of Commercial Leases and the Project Renovation Work.

            (f) Cash Distributions. So long as an Event of Default has occurred and is continuing, no Borrower shall make or permit any Project Lessee to make any distribution of Gross Revenue to any partner of such Borrower or such Project Lessee. Except as otherwise specifically provided in the Loan Documents, Gross Revenue received by any Borrower shall be applied to the Indebtedness then due and payable, Operating Expenses, the FF&E Reserve or other Project capital improvements, repairs or replacements in accordance with the Annual Budget before distribution by such Borrower or Project Lessee to Principal or General Partner or any shareholder of such Project Lessee.

            (g) Renovation Work. All Project Renovation Work shall be completed in substantial accordance with the Project Construction Documents and in compliance with all applicable Laws, regulations, ordinances, codes, permits, licenses, declarations, covenants, or restrictions of record or other agreements relating to the applicable Project or any part thereof. No Borrower shall materially amend or modify Project Construction Documents without Lender's prior written consent. In no event shall Borrowers be permitted to reallocate funds from a hard cost line item to a soft cost line item in any Project Holdback Budget or reallocate amounts from one Project Holdback Budget to another.

            (h)   Reserved.

            (i) Compliance With Laws. Each Borrower shall comply with all applicable requirements (including applicable Laws) of any Governmental Authority having jurisdiction over such Borrower or the applicable Project including all building, zoning, density, land use, covenants, conditions and restrictions, subdivision requirements (including parcel maps and environmental impact and other environmental requirements), whether now existing or later to be enacted and whether foreseen or unforeseen.

            (j) Compliance with Contractual Obligations, Conversion Certain Licenses. Borrowers will comply with and will cause Project Lessee and Manager to comply with the obligations, covenants and conditions contained in the applicable License Agreement and all other material contractual obligations of each Borrower and maintain or obtain and will cause Project Lessee and Manager to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Borrower, Project Lessee or Manager for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have a material adverse effect upon the financial condition of such Borrower or the ability to operate the applicable Project in compliance with the License or the requirements of the Loan Documents. No Borrower shall amend, modify or terminate, or permit the amendment, modification or termination of, any License

Agreement, provided that no Event of Default has occurred and is then continuing, with Lender's prior written consent, which will not be unreasonably withheld, Borrowers may at their sole expense elect to convert the Projects located in Columbus, Ohio and Dayton, Ohio from Doubletree Guest Suites to Hilton Garden Inns, provided further that any such consent by Lender shall be conditioned upon receipt and approval by Lender of the new License Agreement evidencing each such conversion and a comfort letter in form satisfactory to Lender covering each such new License Agreement. No Borrower shall assign or transfer its interest under a License Agreement without Lender's prior written consent.

            (k) Use of Project. Unless required by applicable Law, no Borrower shall permit changes in the use of a Project from that of the time this Agreement was executed. Without Lender's prior written consent, no Borrower shall either initiate or acquiesce in a change in the plat of subdivision, or zoning classification or use of any Project, or grant any encumbrances or easements burdening a Project.

            (l) No Commingling of Funds. No Borrower shall (or permit Project Lessee to) commingle the funds related to a Project with funds from any other property.

            (m) Maintenance and Preservation of the Projects. Borrowers shall keep the Projects in good condition and repair and if all or part of any Project becomes damaged or destroyed, the applicable Borrower shall promptly and completely repair and/or restore such Project in a good and workmanlike manner in accordance with sound building practices, regardless of whether Lender agrees to disburse Insurance Proceeds or other sums to pay costs of the work of repair or reconstruction under Article 7 hereof. No Borrower shall commit or allow waste or permit impairment or deterioration of any Project. Borrowers shall perform such acts to preserve the value of Projects and no Borrower shall abandon a Project.

            (n) FF&E Reserve. Within twenty (20) days after the end of every month during the term of the Loan, Borrowers shall deposit (the "FF&E FUNDS") with Lender an amount equal to (X) four percent (4.0%) of one-twelfth (1/12th) of annual Projected Operating Revenue for each Project for the immediately preceding calendar month (provided, however, that if Project Operating Revenue is for a period of less than twelve (12) months, the monthly payment shall be adjusted to reflect the shorter period) plus (Y) net proceeds from the sale or other disposition of FF&E during the immediately preceding calendar quarter (or shorter period) plus (Z) net insurance proceeds and other recoveries resulting from the loss of or damage to FF&E during the immediately preceding calendar quarter (or shorter period), except to the extent such net proceeds of sale or insurance or other recoveries are not immediately used to purchase or reimburse a Borrower for replacement FF&E. If Projected Operating Revenue for a Project changes by reason of a change in the Operating Budget for such Project, then the amount of the monthly FF&E Funds will be adjusted effective as of the first day of the next month. Absent a default hereunder or under any of the other Loan Documents, on the first day of each fiscal year during the term of the Loan, Borrowers shall be entitled to a credit toward subsequent FF&E Funds in the amount of any over deposits made by Borrowers in respect of the FF&E Funds during the immediately preceding fiscal year, based on the actual Operating Revenue for such immediately preceding fiscal year. The FF&E Funds may be commingled with the general funds of Lender and shall not be deemed to be held in trust for the benefit of Borrowers. The undisbursed amount of the FF&E Funds is hereinafter referred to as the "FF&E RESERVE". From time to time, Borrowers may request Lender to disburse portions of the FF&E Reserve for the purpose of acquiring, repairing or replacing FF&E and for other capital improvements. In no event shall the FF&E Reserve be used to fund any Renovation Work. Disbursements of the FF&E Reserve shall be subject to the following: (i) no default under this Agreement or any of the other Loan Documents shall have occurred and be continuing; (ii) each request for disbursement shall be in writing and delivered at least fifteen (15) business days prior to the date of any such disbursement;
(iii) not more than one (1) disbursement shall be made during any calendar month nor shall any request be for an amount less than Twenty-Five Thousand and No/100 Dollars ($25,000); (iv) each disbursement request shall be accompanied by such invoices, bills of sale, cancelled checks, sworn contractor's statements and lien waivers, as applicable, and such other evidence as Lender may request in order to confirm the amount and purpose of each such expenditure or reimbursement included in such disbursement request; and (v) each disbursement will be used solely for the acquisition of FF&E or other capital expenditures approved by Lender or contained in the Capital Budget portion of the Annual Budget. If an Event of Default occurs, Lender shall have the right to apply all or any portion of the FF&E Reserve to the obligations evidenced by the Loan Documents in such order as Lender in its sole discretion determines.

            (o)   Principal Net Worth/Letter of Credit.

                  (i) At all times prior to the date on which all principal, interest, costs and expenses under the Loan Documents have been paid in full, the net worth of Principal, calculated in accordance with the methodology used to prepare Principal's certified financial statements, Principal's net worth shall be equal to or greater than $40,000,000 ("MINIMUM NET WORTH").

                  (ii) If Lender determines or Borrower otherwise obtains notice that Principal's net worth is less than the Minimum Net Worth, Borrower shall deliver to Lender within sixty (60) days after Borrower obtains such notice or receives such determination of an irrevocable standby letter of credit (as amended, renewed or replaced from time to time, the "LETTER OF CREDIT"), in form and substance acceptable to Lender, in the face amount of Three Million and No/100 Dollars ($3,000,000.00) The Letter of Credit shall: (a) be unconditional and non-documentary (meaning free of any conditions whatsoever); (b) be payable in whole or in part up to its face amount upon presentation of Lender's sight draft only; (c) be issued by a bank with a credit rating by Moody's or Standard & Poor's of A or better; and (d) have a term expiring no sooner than one (1) year after its issuance or thirty (30) days after maturity, whichever is sooner.

                  The Letter of Credit shall be continuously renewed for periods of twelve (12) months, at least thirty (30) days prior to each expiration or renewal date, until such time as the Loan has been paid in full. In the event the issuer's credit rating by Moody's or Standard & Poor's falls below A, Borrower shall, upon Lender's request, provide Lender with a new Letter of Credit meeting all of the terms and conditions of this section within thirty (30) days of such request. If the net worth of Principal (calculated pursuant to Section 4.1(o)(i) above) shall equal or exceed the Minimum Net Worth at any time after Borrowers have delivered the Letter of Credit to Lender as set forth above, and provided no default then exists hereunder or under any of the other Loan Documents, Lender shall return the Letter of Credit to Borrowers, provided that the requirements of this Section 4.1(o) shall remain effective.

                  The Lender shall be entitled to draw on the Letter of Credit:
      (i) upon the occurrence of any uncured default under the Loan Documents;
      (ii) if any Letter of Credit is not renewed or extended at least thirty
      (30) days at all times prior to its then current expiration or renewal date; or (iii) if Borrower fails to provide a replacement Letter of Credit within thirty (30) days after Lender's request concerning a change in the net worth or financial condition of the issuing bank. Letter of Credit proceeds shall be applied by Lender to principal, interest, fees, charges, costs, expenses and other indebtedness and obligations under the Loan Documents in such manner as Lender may elect, in its sole discretion. Lender shall have no obligation to notify Borrower of any draw on the Letter of Credit.

                  Upon the failure of Borrower to deliver the Letter of Credit, the Interest Rate shall equal the Increased Interest Rate pursuant to the terms of Section 2.7 and shall continue at such Increased Interest Rate until such time as the Letter of Credit is delivered to Lender as aforesaid.

4.2   OTHER BORROWER COVENANTS.

            Borrowers further covenant and agree as follows:

            (a) Loan Closing. All conditions precedent to the closing of the Loan shall be complied with on or prior to the Closing Date. If such conditions are not complied with as of the Closing Date, Lender may terminate Lender's obligation to fund the Loan by written notice to Borrowers.

            (b)   Prohibition of Assignments and Transfers by Borrower.

                  (i) Generally. No Borrower shall assign or attempt to assign its rights under this Agreement and any purported assignment shall be void. Without the prior written consent of Lender, in Lender's sole discretion, Borrowers shall not suffer or permit (a) any change in the Manager of any Project, (b) any assignment of any of a Borrower's interest in the applicable Project or (c) any assignment of any Project Lease. In addition Lender may, at Lender's option, declare the Loan to be immediately due and payable and may invoke any remedies permitted by the Loan Documents if Archie Bennett and/or Monty Bennett fails to continue to Control (through Control of the

      Manager) the management and operation of the Projects and Borrowers have not, within sixty (60) days after such change or loss of Control of the Manager, employed a substitute Manager or person(s) who will control Manager which or who is/are satisfactory to and approved by Lender.

                  (ii) Transfers Prohibited by ERISA. In addition to the prohibitions set forth in Section 4.2(b)(i), above, no Borrower shall engage in or permit a Transfer that would constitute or result in the occurrence of one or more non-exempt prohibited transactions under ERISA or the Internal Revenue Code. Borrowers agree to unwind any such Transfer upon notice from Lender or, at Lender's option, to assist Lender in obtaining such prohibited transaction exemption(s) from the United States Pension and Welfare Benefits Administration with respect to such Transfer as are necessary to remedy such prohibited transactions. In addition to its general obligation to indemnify Lender under Section 4.2(j), Borrowers shall reimburse Lender for any Expenses incurred by Lender to obtain any such prohibited transaction exemptions. Borrowers' obligations under this
      Section 4.2(b)(ii) shall survive the expiration of this Agreement and the other Loan Documents.

            (c) Mechanics' Liens and Contest Thereof. Borrowers will not suffer or permit any mechanics' lien claims to be filed or otherwise asserted against any Project and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrowers shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that Borrowers notify Lender of their desire to do so in writing and posts a statutory lien bond that removes such lien from title to the applicable Project within twenty (20) days of the earlier of written notice by Borrowers to Lender of the existence of such lien or written notice by Lender to Borrowers of the existence of the lien. Lender will not be required to make any further disbursements of the proceeds of the Loan until any mechanics' lien claims have been removed and Lender may, at its option, restrict disbursements to reserve sufficient sums to pay 150% of the lien. In the event Borrowers shall fail to discharge any such lien or fails to prosecute such contest as set forth above, Lender may, at its election in its sole discretion, cause such lien to be satisfied and released or otherwise provide security to the Title Insurer to indemnify over such lien, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder. In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

            (d) Renewal of Insurance. Borrowers shall timely pay all premiums on all insurance policies to assure that at all times Borrowers have in effect insurance as required pursuant to the Insurance Requirements, and as and when additional insurance is required, from time to time, and as and when any policies of insurance may expire, furnish to Lender, premiums prepaid, additional and renewal insurance policies with companies, coverage and in amounts satisfactory to Lender. "INSURANCE REQUIREMENTS" shall mean the requirements described on Exhibit E attached hereto. No Borrower shall bring or keep any article on any Project or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by such Borrower on such Project. If Borrowers have not provided Lender with appropriate evidence of the insurance coverage required by this Agreement, Lender may purchase insurance at Borrowers' expense to protect Lender's interests in the Projects and to maintain the insurance required by this Agreement, provided that if Borrowers have not delivered any renewal insurance policy required by the terms hereof on or before the day which is thirty (30) days prior to the expiration of such policy, Lender shall provide Borrowers with written notice of such failure and if Borrowers have not delivered such evidence of insurance coverage or renewal insurance policy as required by the terms hereof on or before the date which is ten (10) business days prior to the expiration of such insurance policy, Lender may purchase such insurance as aforesaid. Prior to purchasing any such insurance, Lender will use its good faith efforts to provide notice to Borrowers of its intention to do so; provided, however, that Lender's failure to provide such notice shall not affect Borrowers' responsibility for the expense of such insurance purchased by Lender. This insurance may, but need not, protect Borrowers' interests. The coverage purchased by Lender may not pay any claim made by Borrowers or any claim that is made against Borrowers in connection with a Project or any required insurance policy. Borrowers may later cancel any insurance purchased by Lender, but only after providing Lender with appropriate evidence that Borrowers have obtained insurance as required by this Agreement. If Lender purchases insurance for any Project or insurance otherwise required by this Agreement, Borrowers will be responsible for the costs of that insurance and other charges imposed by Lender in connection with the placement of the insurance until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness effective as of the date Lender purchases such insurance and such costs may be more than the cost of insurance Borrowers are able to obtain on their own. The effective date of coverage may be the date the prior coverage lapsed or the date on which Borrowers failed to provide Lender proof of coverage.

            (e)   Payment of Taxes. Borrowers shall, subject to the terms of
Section 4.2(f) below, pay all real estate taxes and assessments and charges of every kind upon the Projects before the same become delinquent, provided, however, that Borrowers shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of such Project or any part thereof or any interest therein, (ii) Borrowers have notified Lender of Borrower's intent to contest such taxes, and (iii) the amounts deposited with Lender in respect of taxes, assessments and other similar charges levied against the applicable Project or Projects pursuant to Section 4.2(f) below, together with such additional cash or other security satisfactory to Lender is sufficient to cover the amount of such tax, assessment or charge being contested plus any interest or penalty thereon. If Borrowers fail to commence such contest or, having commenced to contest the same, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Lender may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender in excess of amounts on deposit with Lender hereunder in respect of such tax, assessment or charge shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note). Borrowers shall, unless Lender has paid such taxes directly on Borrower's behalf, furnish to Lender evidence that taxes are paid at least five business (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest.

            (f) Funds for Insurance and Taxes. Borrowers shall pay to Lender, at the time of and in addition to the monthly installments of principal and/or interest due under the Note, a sum equal to 1/12 of the amount estimated by Lender to be sufficient to enable Lender to pay at least sixty (60) days before they become due and payable, all taxes, assessments and other similar charges levied against the Projects and all insurance premiums relating to Borrowers and the Projects as determined by Lender (the "PROPERTY TAX AND INSURANCE DEPOSIT"). So long as no Event of Default exists hereunder and provided that Borrowers shall have delivered to Lender a copy of the tax bill or insurance premium bill, as the case may be, and sufficient funds on deposit from Borrowers for the purpose of paying such tax bill and/or insurance premium bill, Lender shall apply the sums to pay such real estate tax items and/or insurance premiums, as the case may be. These sums will be held by a depository institution insured by the Federal Deposit Insurance Corporation (which institution may be an Affiliate of Lender), may be commingled with the general funds of Lender at such institution and shall not be deemed to be held in trust for the benefit of Borrowers. If such amount on deposit with Lender is insufficient to fully pay such tax items and/or insurance premiums, as the case may be, Borrowers shall, within ten (10) days following notice at any time from Lender, deposit such additional sum as may be required for the full payment of such tax items and/or insurance premiums, as the case may be. Borrowers hereby grant Lender a first priority security interest in such funds, including all interest accruing thereon, and all such funds are pledged as additional collateral for the Loan and Borrowers shall execute any other documents and take any other actions necessary to provide Lender with such a perfected security interest in such funds. Upon the Maturity Date or at any time following an Event of Default, the moneys then remaining on deposit with Lender or its agent shall, at Lender's option, be applied against the Indebtedness. The obligation of Borrowers to pay such tax items and/or insurance premiums is not affected or modified by the provisions of this paragraph.

            (g) Personal Property. Except to the extent permitted in Section 4.2(l), all of each Borrower's FF&E shall be kept free and clear of all liens, encumbrances and security interests. No Borrower shall (nor shall it permit Project Lessee to), without the prior written consent of Lender, sell, assign, transfer, encumber, remove or permit to be removed from any Project any of FF&E, except in accordance with the provisions of Section 4.1(o). So long as no Event of Default has occurred and is continuing, Borrowers may sell or otherwise dispose of the FF&E when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Project, but only upon replacing the same with other FF&E at least equal in value and utility to the disposed FF&E in accordance with the provisions of Section 4.1(o). No Borrower shall permit Project Lessee to own any FF&E, except that Project Lessee may acquire FF&E if acquisition of such FF&E by a Borrower for purposes of the Project Lease is incidental to repairs and replacements of existing FF&E, provided that in no event will the aggregate value of FF&E owned by Project Lessee at any time exceed

$20,000 on a Project-by-Project basis. Upon the request of Lender, Borrowers will cause Project Lessee to confirm compliance with the foregoing covenant.

            (h) Appraisals. Lender shall have the right to obtain a new or updated Appraisal of each Project from time to time. Borrowers shall cooperate with Lender in this regard. If the Appraisal is obtained to comply with this Agreement or any applicable law or regulatory requirement, or bank policy promulgated to comply therewith, or if an Event of Default exists, Borrowers shall pay for any such Appraisal upon Lender's request.

            (i) Loss of Note or other Loan Documents. Upon notice from Lender of the loss, theft, or destruction of the Note and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to Borrowers from Lender, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrowers shall make and deliver a new note of like tenor in lieu of the then to be superseded Note. If any of the other Loan Documents were lost or mutilated, Borrowers agree to execute and deliver replacement Loan Documents in the same form of such Loan Document(s) that were lost or mutilated.

            (j) Publicity. Lender reserves the right to publicize the making of the Loan and, in such publicity, may include a brief description of the Projects and the Loan.

            (k) Indemnification. Borrowers shall indemnify Lender, including each party owning an interest in the Loan and their respective successors, assigns, officers, directors, employees and consultants (each, an "INDEMNIFIED PARTY") and defend and hold each Indemnified Party harmless from and against all claims, injury, damage, liability, criminal and civil penalties, excise taxes and Expenses of any and every kind to any persons or property by reason of (i) the operation or maintenance of the Projects; (ii) any breach of representation or warranty, default or Event of Default hereunder or under any of the other Loan Documents; or (iii) any other matter arising in connection with the Loan, Borrowers, or Principal, Project Lessee, Manager, any Commercial Lease or any Tenant, or any Project. No Indemnified Party shall be entitled to be indemnified against its own gross negligence or willful misconduct. Upon written request by an Indemnified Party, Borrowers will undertake, at their own cost and expense, on behalf of such Indemnified Party, using counsel reasonably satisfactory to the Indemnified Party, the defense of any legal action or proceeding whether or not such Indemnified Party shall be a party and for which such Indemnified Party is entitled to be indemnified pursuant to this section. At Lender's option, Lender may, at Borrowers' expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents.

            (l) No Additional Debt or Encumbrances. Except for the Loan, no Borrower shall incur any indebtedness (whether personal or nonrecourse, secured or unsecured) including without limitation, for borrowed money, liabilities under guaranties, or reimbursement obligations or as lessee under capital or operating leases other than (i) payables for goods and services in the ordinary course of business, provided that payables for goods or services in excess of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) in the aggregate at any time which are more than thirty (30) days past due or not paid within ninety
(90) days after invoice (regardless of when due) shall be deemed to be additional indebtedness for borrowed money, provided that Borrowers shall be entitled to written notice and a thirty (30) day cure period therefrom with respect to a default under this subsection 4.2(l)(i) and (ii) up to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) of additional indebtedness (i.e., indebtedness in excess of the Loan amount and the amount described in clause (i)) for purchase money indebtedness, capital leases or operating leases (such amount to be determined in the case of operating leases on the basis of what the book value of the property subject to each such operating lease would be if such property had been purchased on the commencement date of such lease). Capital or operating leases of any items of FF&E shall be deemed to be additional indebtedness for borrowed money and shall require Lender's prior written consent unless such lease would not require Lender's consent under clause (ii) above or such lease is a renewal or replacement of a lease described on Exhibit D or the items leased are replacements for any of the items subject to a lease described on Exhibit D. Borrowers shall not permit there to be any other encumbrances against any Project. No Borrower shall default on the payment of any indebtedness that is not cured within the time, if any, specified therefor in any agreement governing the same.

            (m) Organizational Documents. No Borrower shall, without the prior written consent of Lender, permit or suffer (i) a material amendment or modification of its Organizational Documents or the organizational documents of any constituent entity within such Borrower, (ii) the admission of any new member, partner or shareholder, (iii) any dissolution or termination of its existence, or (iv) change in its state of formation or its name.

            (n) Single Purpose Entity. Each Borrower at all times shall remain a Single Purpose Entity until after the Indebtedness has been repaid in full.

            (o) Furnishing Reports. Upon Lender's request, Borrowers shall provide Lender with copies of all inspections, reports, test results and other information received by any Borrower, which in any way relate to any Project or any part thereof.

            (p) Affiliate Transactions. Prior to entering into any agreement with an Affiliate pertaining to any Project, Borrowers shall deliver to Lender a copy of such agreement, which shall be satisfactory to Lender in its sole discretion. If requested by Lender, such agreement shall provide Lender the right to terminate it upon Lender's (or its designee's) taking possession of the applicable Project or acquisition of the applicable Project through foreclosure, a deed in lieu of foreclosure, UCC sale or otherwise.

            (q) Site Visits, Observation and Testing. Lender and its agents and representatives shall have the right at any reasonable time to enter and visit each Project for the purpose of performing appraisals, observing such Project, inspecting the progress of the Project Renovation Work, taking and removing soil or groundwater samples, and conducting tests on any part of any Project. Lender has no duty, however, to visit or observe any Project or to conduct tests, and no site visit, observation or testing by Lender, its agents or representatives shall impose any liability on any of Lender, its agents or representatives. No Borrower or any other party is entitled to rely on any site visit, observation or testing by any of Lender, its agents or representatives. Neither Lender, its agents nor representatives owe any duty of care to protect any Borrower or any other party against, or to inform Borrowers or any other party of any other adverse condition affecting any Project. Lender shall give Borrower reasonable notice before entering a Project. Lender shall make reasonable efforts to avoid interfering with any Borrower's use of a Project in exercising any rights provided in this Section 4.2(q).

            (r) Compliance With Anti-Terrorism Orders. No Borrower will permit the transfer of any interest in such Borrower to any person or entity who is listed on the specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the "OFAC LISTS"). No Borrower will knowingly enter into a Commercial Lease with any party who is listed on the OFAC Lists. Borrowers shall immediately notify Lender if any Borrower has knowledge that Principal or any member or beneficial owner of any Borrower or Principal is listed on the OFAC Lists or (A) is indicted on or (B) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrowers shall immediately notify Lender if any Borrower knows that any Tenant is listed on the OFAC Lists or (A) is convicted on, (B) pleads nolo contendere to, (C) is indicted on or (D) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

            (s) Notice of Change. Borrowers shall give Lender prior written notice of any change in: (i) its chief executive office; (ii) the location of any FF&E, including any Borrower's books and records; and (iii) any Borrower's or Principal's name or business structure. Unless otherwise approved by Lender in writing, all FF&E (other than the books and records) will be located at the applicable Project and all books and records will be located at Principal's chief executive office.

            (t) No Use of Merrill Lynch Name. No Borrower shall, without Lender's prior written consent (which consent shall be exercised in Lender's sole discretion), directly or indirectly publish, disclose or otherwise use in any advertising or promotional material, or press release or interview, the name, logo or any trademark of Lender, Merrill Lynch & Co., Inc. or any of their affiliates.

            (u) Bank Accounts; Notices to Account Debtors; Agreements with Credit Card Issuers. Each Borrower will, and will cause Project Lessee and Manager to, cause all Gross Revenue to be deposited into an account or accounts subject to a bank agency or blocked account agreement in form satisfactory to Lender pursuant to Section 7 of the Lessee Security Agreement (each such account, a "DEPOSITORY ACCOUNT"). Borrowers and Manager shall give irrevocable notices to all current and future Credit Card Issuers or any other account debtors doing business with any Borrower or any Project who pay any Borrower (or Project Lessee or Manager with respect to a Project) by direct deposit or wire transfer to make or wire payments to a Depository Account. Borrowers shall deliver to Lender, in form acceptable to Lender, an undated letter of direction to each current and future Credit Card Issuer and each current and future commercial tenant of any Project pursuant to which each such Credit Card Issuer or commercial tenant (as applicable) agrees that all payments by such Credit Card Issuer or commercial tenant (as applicable) will be made directly to a depository account designated by Lender. Upon the occurrence of an Event of Default, Lender shall have the right to date and deliver such letters of direction.

            (v) Project Construction Documents. On or before January 31, 2004, Borrowers shall have delivered to Lender and Lender shall have approved (i) a final budget for the Project Renovation Work for each Project, each substantially similar in form and substance to the applicable Preliminary Project Holdback Budget (each, a "PROJECT HOLDBACK BUDGET"), (ii) a final schedule for completion of the Project Renovation Work for each Project, each substantially similar in form and substance to the applicable Preliminary Holdback Completion Schedule (each, a "HOLDBACK COMPLETION SCHEDULE") and (iii) final construction documents (if any) for the Renovation Work for each Project, including without limitation the final architect's agreement, general contract and plans and specifications (in each case, the "PROJECT CONSTRUCTION DOCUMENTS").

            (w)   Post Closing Covenants.

                  (i) On or before January 31, 2004, Borrowers shall cause title to the Cadillac Deville Sedan 1997, VIN Number 1G6KD54Y1VV259626 to be transferred by the Secretary of State of Ohio from FelCor Lodging Limited Partnership to Ashford Columbus, LP and shall cause a copy of such vehicle title to be delivered to Lender;

                  (ii) At all times following the Closing Date, Borrowers shall use commercially reasonable efforts to cause the following items to be unconditionally released of record (and shall concurrently with any such release provide Lender with evidence thereof);

                        (A) UCC-1 Financing Statement by and between PH Management Company, as Debtor and Doubletree Partners, a Delaware limited partnership ("DOUBLETREE"), as secured party, recorded September 10, 1999, as Financing Statement number 0438112/011572 Official Records Volume 04383, Page I-14 as Instrument number 199504100011547, and continuation statement recorded February 28, 2000, in Instrument Number 20002280038972, Recorder's Office, Franklin County, Ohio;

                        (B) Amended and Restated Memorandum of Agreement by and between Columbus/Front, Ltd., an Ohio limited partnership and Doubletree dated April 28, 1995, and recorded June 19, 1995, in Official Records Volume 29279, page A-12, Recorder's Office, Franklin County, Ohio; and

                        (C) Those certain easement rights reserved by the City of Columbus to operate and maintain any and all sewers, waterlines and any other public utilities owned by the City of Columbus and any other public utilities existing on or in the alley vacated by Ordinance No. 15-81, together with the right of entry at any time for the purpose of constructing, installing, replacing, operating and maintaining same;

                  (iii) On or before February 23, 2004 (or, if any item in (a),
      (b) or (c) below is not capable of being satisfied on or before February 23, 2004 and Borrowers are diligently pursuing satisfaction of each such item, then on or before March 31, 2004), Borrowers shall cause (a) the monitoring well referenced in the Phoenix Report (and installed at the Phoenix, Arizona Project by ATC Associates in 1995) to be properly abandoned in accordance with applicable Law, (b) the drywells referenced in the Phoenix Report (and located at the Phoenix, Arizona Project) to be properly registered with the State of Arizona in accordance with applicable Law (and Borrowers shall obtain all other permits or authorizations with respect to such drywells required thereunder) and (c) the diesel drum referenced in the Columbus Report (and located at the Columbus, Ohio Project) to be outfitted with secondary containment and equipped with overfill and spill protection, each as required by applicable Law. Compliance with the terms of this Subsection 4.2(w)(iii) shall be subject to confirmation and reasonable approval by Lender and Lender's independent environmental consultant; and

                  (iv) On or before January 31, 2004, Borrowers shall (i) cause not less than nine (9) parking spaces to be striped in the area designated as "Proposed Spaces, None Striped at Time of Survey" on that certain ALTA/ACSM Land Title Survey, Job No. 03-082, dated December 18, 2003, prepared by Northland Exploration Surveys, Inc. (the "SURVEY") and (ii) cause an updated Survey showing such striped spaces to be delivered to Lender.

4.3   AUTHORIZED REPRESENTATIVE.

            Borrowers hereby appoint David A. Brooks as its "AUTHORIZED REPRESENTATIVE" for purposes of dealing with Lender on behalf of Borrowers in respect of any and all matters in connection with this Agreement, the other Loan Documents, and the Loan. Subject to the terms of Section 4.2(b) above (concerning transfers), the Authorized Representative shall have the power, in his discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take any other action on behalf of Borrowers. All actions by the Authorized Representative shall be final and binding on Borrowers. Lender may rely on the authority given to the Authorized Representative until actual receipt by Lender of a duly authorized resolution substituting a different person as the Authorized Representative. No more than one person shall serve as Authorized Representative at any given time.

                                    ARTICLE 5
                    BORROWER'S REPRESENTATIONS AND WARRANTIES

5.1   BORROWER'S REPRESENTATIONS AND WARRANTIES.

            To induce Lender to execute this Agreement and perform its obligations hereunder, Borrowers hereby represent and warrant to Lender as follows:

            (a) Each Borrower lawfully possesses and holds fee simple title to or, as applicable, lawfully possesses and holds a leasehold interest in the applicable Project, free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interest and claims of others, except only the Permitted Exceptions. Each Borrower is a Single Purpose Entity and has never conducted any business in any manner other than ownership and operation of the applicable Project.

            (b) Except as set forth in Exhibit C, there is no litigation or proceedings pending, or to the best of Borrower's knowledge threatened, against any Project, any Borrower, Project Lessee or Principal, which could, if adversely determined, cause a Material Adverse Change with respect to such Borrower, Project Lessee, Principal or such Project. There are no Environmental Proceedings and no Borrower has any knowledge of any threatened Environmental Proceedings or any facts or circumstances which may give rise to any future Environmental Proceedings.

            (c) Each Borrower is a duly limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at 14180 Dallas Parkway, Suite 900, Dallas, Texas 75240-4376. Borrower is in good standing under and authorized to transact business in the State where the Project owned by such Borrower is located. Each Borrower has full power and authority to execute, deliver and perform all Loan Documents to which such Borrower is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of such Borrower. The Loan Documents have each been duly executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of Borrowers and the Principal, as the case may be, enforceable against Borrower and the Principal, as the case may be, in accordance with their respective terms. No Borrower uses a trade name other than its actual name(s) set forth herein.

            (d) General Partner is a limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at 14180 Dallas Parkway, Suite 900, Dallas, Texas 75240-4376. General Partner is the sole general partner of Borrower and owns one hundredth of one percent (0.01%) of the partnership interests in each Borrower free and clear of all liens, claims, encumbrances and rights of others. General Partner has full right, power and authority to execute the Loan Documents on its own behalf and on behalf of each Borrower. Principal is the sole member of General Partner. Principal is the sole limited partner of such Borrower and owns ninety-nine and nine tenths percent (99.9%) of the partnership interests in each Borrower. The direct and indirect ownership of Borrowers, Project Lessee and Principal are accurately reflected on Exhibit I.

            (e) A true and complete copy of the certificate of limited partnership and partnership agreement creating each Borrower, and all other documents creating and governing each Borrower and any and all amendments thereto (collectively, the "ORGANIZATIONAL DOCUMENTS") has been furnished to Lender. There are no other agreements, oral or written, among any of the partners of any Borrower relating to such Borrower. The Organizational Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The Organizational Documents constitute the entire understanding among the partners of such Borrower. No breach exists under the Organizational Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Organizational Documents.

            (f) No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental person or entity, including any creditor, partner, or member of any Borrower, General Partner or Principal, is required in connection with the execution, delivery and performance of this Agreement or any of the other Loan Documents other than the recordation of the Mortgages and the filing of UCC Financing Statements, except for such consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity where the failure to so obtain would not have an adverse effect on any Borrower or Principal or which have been obtained as of any date on which this representation is made or remade. None of Borrower, any partner in any Borrower, Project Lessee or Principal is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

            (g) There is no default under this Agreement or the other Loan Documents, nor any condition, which, after notice or the passage of time or both, would constitute a default or an Event of Default under, said documents. In addition, no Borrower is in default under any contract, agreement or commitment to which it is a party. The execution, delivery and compliance with the terms and provisions of this Agreement and the other Loan Documents will not
(i) to the best of Borrowers' knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which any Borrower is bound. Borrowers have delivered to Lender copies of any agreements (including the Project Leases) between any Borrower and any Affiliate related in any way to any Project and any other agreements or documents materially affecting the use and operation of any Project or the Renovation Work.

            (h) To the best of each Borrower's and Principal's knowledge, (1) no condemnation of any portion of any Project, (2) no condemnation or relocation of any roadways abutting any Project, and (3) no proceeding to deny access to any Project from any point or planned point of access to such Project, has commenced or is contemplated by any Governmental Authority.

            (i) The use of each Project as an Embassy Suites or, as applicable, a Doubletree Guest Suites or a Hilton Garden Inn hotel and the contemplated accessory uses do not violate (i) any Laws (including subdivision, zoning, building, environmental protection and wetland protection Laws), or (ii) any building permits, covenants, conditions and restrictions of record, or agreements affecting the applicable Project or any part thereof. Neither the zoning authorizations, subdivision approvals or variances nor any other right to construct or to use the applicable Project is to any extent dependent upon or related to any real estate other than the land, leasehold or air rights owned by a Borrower and, as applicable, occupied by such Project. No building or other improvement encroaches upon any property line, building line, set back line, side yard line or any recorded or visible easement (or other easement of which any Borrower is aware or has reason to believe may exist) with respect to a Project, except as set forth on Exhibit L attached hereto. No Project is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetland by any governmental entity having jurisdiction over such Project. All Governmental Approvals required for the operation of the Projects have been obtained. All Laws relating to the operation of the Projects have been complied with and all permits and licenses (including, if applicable, temporary licenses or permits) required for the Renovation Work and operation of each Project have been obtained or, in the case of the Renovation Work, will be obtained before commencement thereof, including a liquor license and, if applicable, an innkeeper's license. Each Project is accessible through fully improved and dedicated roads, accepted for maintenance and public use by public authority having jurisdiction. Each Project has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone facilities, other required public utilities, fire and police protection, and means of access between such Project and public highways; none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any applicable Laws. Each Project includes all property and rights that may be reasonably necessary or desirable to promote the present and any reasonable future beneficial uses and enjoyment thereof. To the best of each Borrower's knowledge, there are no, nor are there any alleged or asserted, violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions or restrictions of record, or other agreements relating to the Project, or the Renovation Work, or any part thereof.

            (j) No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder.

            (k) All financial statements and other documents and information previously furnished by Borrowers or Principal to Lender in connection with the Loan are true, complete and correct and fairly present on a consistent basis with the financial conditions of the subjects thereof for the immediately prior periods as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no Material Adverse Change with respect to Borrower, Principal, General Partner, Project Lessee or the Projects has occurred since the respective dates of such statements and information. No Borrower or Principal has any material liability, contingent or otherwise, not disclosed in such financial statements. Principal has delivered collateral value statements prepared on a basis that is acceptable to Lender and certified as true and correct by Principal.

            (l) Each Project is taxed separately without regard to any other property and for all purposes such Project may be mortgaged, conveyed and otherwise dealt with as an independent parcel. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Project or any part thereof, except general real estate taxes not yet due or payable. To Borrowers' and Principal's knowledge, there is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Project.

            (m) Except for the Project Leases and the Commercial Lease described on Exhibit D, Borrowers have not entered into any Commercial Leases, subleases or other arrangements for occupancy of space within any Project that are currently in effect other than agreements for the rental of guestrooms and meeting/conference rooms in the ordinary course of business. Each of the Project Leases are in full force and effect without material amendment, except for material amendments approved by Lender. No Borrower or Project Lessee is in default under any Commercial Lease. Borrowers have disclosed to Lender in writing any material default by any Tenant under any Commercial Lease and no notice of termination has been issued under any Commercial Lease.

            (n) The proceeds of the Loan shall be used for proper business purposes. The Loan is not being made for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System and no portion of the proceeds of the Loan shall be used in any matter that would violate such Regulations or otherwise violate the Securities Act of 1933 or the Securities Exchange Act of 1934, and each Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System.

            (o) No Borrower is a party in interest to any plan defined or regulated under ERISA, and no assets of Borrower are "plan assets" of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

            (p) No Borrower nor any partner in Borrower is or will be, and no legal or beneficial interest of a partner in Borrower is or will be held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of the Internal Revenue Code Sections 897, 1445 or 7701, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

            (q) Borrower and Principal have furnished Lender with a true and complete copy of all Preliminary Project Construction Documents and (not later than January 31, 2004) a true and complete copy of all Project Construction Documents.

            (r) Attached to this Agreement as Exhibit G is a true, correct and complete schedule of (a) all FF&E not owned by any Borrower and (b) all FF&E (or categories thereof) subject to a capital or operating lease. Except for the FF&E shown on Exhibit G, Borrowers own all FF&E used in connection of the maintenance or operations of the Projects.

            (s) To the best of each Borrower's knowledge, there are no strikes, boycotts, or labor disputes which could reasonably be anticipated to have a material adverse effect on the operation of any Project.

            (t) As of the Closing Date, credit cards accepted by Borrowers or Manager are issued or processed only by the following entities: American Express, MasterCard/Visa, Diner's Club and Discover (collectively, the "CREDIT CARD ISSUERS").

            (u)   No Borrower has any employees.

            (v) Except as set forth on Exhibit H, no Borrower has any interest in any trademarks, copyrights, patents or other intellectual property with respect to any Project.

            (w) None of any Borrower, Principal, Project Lessee or General Partner or any officer thereof is currently listed on the OFAC Lists.

            (x)   All statements set forth in the Recitals are true and correct.

            (y) There has been no damage or destruction of any part of any Project by fire or other casualty that has not been repaired. Except as part of the Renovation Work or routine maintenance, there are presently no existing defects in any Project and no repairs or alterations thereof are reasonably necessary or appropriate.

            (z)   Each License Agreement is in full force and effect.

                  Borrowers agree that all of the representations and warranties set forth above and elsewhere in this Agreement are true as of the date hereof, will be true at the Closing Date and, except for matters which have been disclosed by Borrowers and approved by Lender in writing, at all times thereafter. It shall be a condition precedent to the Closing Date and each subsequent disbursement, if any, that each of said representations and warranties is true and correct as of the date of such requested disbursement. Each disbursement of Loan proceeds shall be deemed to be a reaffirmation by Borrowers that each of the representations and warranties is true and correct as of the date of such disbursement. In addition, at Lender's request, Borrowers shall reaffirm such representations and warranties in writing prior to each disbursement hereunder.

                                    ARTICLE 6
                              ENVIRONMENTAL MATTERS

6.1   ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.

            Each Environmental Indemnitor hereby represents and warrants to and Lender that (i) except as specifically disclosed in the documents listed in Exhibit F attached hereto (the "ENVIRONMENTAL DOCUMENTS"), to the best of Environmental Indemnitor's actual knowledge, (a) each Project is in a clean, safe and healthful condition and, except for materials used in the ordinary course of maintenance and operation (and in compliance with all Laws) of such Project, has been and is free of all Hazardous Material, and (b) no release of any Hazardous Material has occurred on, onto or about any Project; (ii) that, except as specifically disclosed in the Environmental Documents and except for materials used in the ordinary course of maintenance and operation (and in compliance with all Laws) of such Borrower's or any Tenant's business, no Borrower or, to the best of Environmental Indemnitor's actual knowledge, any other person or entity, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under, at or in a manner to affect any Project, or any part thereof, and no Project has never been used (whether by any Borrower or, to the best of Environmental Indemnitor's actual knowledge, by any other person or entity) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material; (iii) except as specifically disclosed in the Environmental Documents, each Project currently complies, and will comply based on its anticipated use, with all Laws relating to Hazardous Material; (iv) to the best of Environmental Indemnitor's actual knowledge in connection with the ownership, operation, and use of each Project, all necessary notices have been filed and all required permits, licenses and other authorizations have been obtained, including those relating to the generation, treatment, storage, disposal or use of Hazardous Material; (v) to the best of Environmental Indemnitor's actual knowledge, there is no present, past or threatened investigation, inquiry or proceeding relating to the environmental condition of, or to events on or about, any Project; (vi) no Project or any Borrower is subject to any remedial obligations under any Laws relating to Hazardous Material, health or the environment; (vii) there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of Hazardous Materials of any sort on, under or affecting any Project; and (viii) it has not, nor will it, release or waive the liability of any previous owner, lessee or operator of any Project or any party who may be potentially responsible for the presence of or removal of Hazardous Material from any Project, nor has it made promises of indemnification regarding Hazardous Material on any Project to any party, except as contained herein and in the Loan Documents.

6.2   ENVIRONMENTAL COVENANTS.

            Environmental Indemnitors shall:

            (a) comply, and cause all other persons on or occupying any Project to comply, with all Laws relating to Hazardous Material;

            (b) not install, use, generate, manufacture, store, treat, release or dispose of, nor permit the installation, use, generation, storage, treatment, release or disposal of, Hazardous Material on, under or about any Project, except as specifically disclosed in the Environmental Documents and except for materials used in the ordinary course of maintenance and operation (and in compliance with all Laws) of a Borrower's or any Tenant's business;

            (c) immediately advise Lender in writing of: (i) any and all Environmental Proceedings; (ii) the presence of any Hazardous Material on, under or about any Project of which Lender has not previously been advised in writing;
(iii) any remedial action taken by, or on behalf of, any Environmental Indemnitor in response to any Hazardous Material on, under or about any Project or to any Environmental Proceedings of which Lender has not previously been advised in writing; (iv) the discovery by any Environmental Indemnitor of the presence of any Hazardous Material on, under or about any real property or bodies of water adjoining or in any way affecting any Project; and (v) the discovery by any Environmental Indemnitor of any occurrence or condition on any real property adjoining or in any way affecting any Project that could cause such Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Project under any Laws relating to Hazardous Material;

            (d) provide Lender with copies of all reports, analyses, notices, licenses, approvals, orders, correspondences or other written materials in its possession or control relating to the environmental condition of each Project or real property or bodies of water adjoining or in any way affecting each Project or Environmental Proceedings immediately upon receipt, completion or delivery of such materials;

            (e) not install or allow to be installed any tanks on, at or under the Project (other than above ground tanks used in the ordinary course of operation and maintenance (and in compliance with all Laws) of Borrower's business; provided that Borrower promptly provide Lender written notice of the installation of any such tank);

            (f) not create or permit to continue in existence any lien (whether or not such lien has priority over the lien created by the Mortgage) upon the Project imposed pursuant to any Laws relating to Hazardous Material; and

            (g) not change or alter the present use of any Project unless Environmental Indemnitors shall have notified Lender thereof in writing and Lender shall have determined, in its sole and absolute discretion, that such change or modification will not result in the presence of Hazardous Material on such Project in question in such a level that would increase the potential liability for Environmental Proceedings.

6.3   RIGHT OF ENTRY AND DISCLOSURE OF ENVIRONMENTAL REPORTS.

            Each Borrower hereby grants to Lender its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect each Project at reasonable times and upon reasonable advance notice, and conduct such environmental audits and tests, including, without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade such Project, in its sole and absolute discretion, determine are necessary or desirable. With respect to invasive testing, such as soil borings, Lender shall consult with Borrowers in advance of such tests. Lender agrees, however, that it shall not conduct any such audits or tests, unless a default (and the expiration of all cure periods applicable thereto) exists under the Loan Documents or Lender has reason to believe that such audit or test may disclose the presence or release of Hazardous Material or unless an environmental audit deems further testing necessary. Without limiting the generality of the foregoing, Borrowers agree that Lender shall have the right to appoint a receiver to enforce this right to enter and inspect the Projects to the extent such authority is provided under applicable law. All reasonable out-of-pocket costs and expenses incurred by

Lender in connection with any inspection, audit or testing conducted in accordance with this Section 6.3 shall be paid by Borrowers. The results of all investigations and reports prepared by Lender shall be and at all times remain the property of Lender and under no circumstances shall Lender have any obligation whatsoever to disclose or otherwise make available to Environmental Indemnitors or any other party such results or any other information obtained by it in connection with such investigations and reports; provided, however, that if there exists no Event of Default under the Loan Documents, if requested by Borrowers, Lender shall provide to Borrowers a copy of the written report with respect to any inspection, audit or testing for which Borrowers have paid hereunder. Lender hereby reserves the right, and Environmental Indemnitors hereby expressly authorize Lender to make available to any party in connection with a sale of any Project following the occurrence of an Event of Default, any and all environmental reports, whether prepared by Lender or prepared by Borrowers and provided to Lender (collectively, the "ENVIRONMENTAL REPORTS"), which Lender may have with respect to the Projects. Each Borrower consents to Lender notifying any party under such circumstances of the availability of any or all of the Environmental Reports and the information contained therein. Each Environmental Indemnitor further agrees that Lender may disclose such Environmental Reports to any governmental agency or authority if it reasonably believes that it is required to disclose any matter contained therein to such agency or authority; provided that Lender shall give Borrowers at least five (5) days' prior written notice before so doing. Each Environmental Indemnitor acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the Environmental Reports, and that the release of the Environmental Reports, or any information contained therein, to prospective bidders at any foreclosure sale of any Project may have a material and adverse effect upon the amount, which a party may bid at such sale. Each Environmental Indemnitor agrees that Lender shall not have any liability whatsoever as a result of delivering any or all of the Environmental Reports or any information contained therein to any third party in accordance with the terms hereof, and each Environmental Indemnitor hereby releases and forever discharges Lender from any and all claims, damages, or causes of action arising out of connected with or incidental to the Environmental Reports or the delivery thereof in accordance with the terms hereof.

6.4   ENVIRONMENTAL INDEMNITOR'S REMEDIAL WORK.

            Environmental Indemnitors shall promptly perform any and all necessary remedial work ("REMEDIAL WORK") required by Law or regulations in response to any Environmental Proceedings or the presence, storage, use, disposal, transportation, discharge or release of any Hazardous Material on, under or about any Project; provided, however, that Borrowers shall perform or cause to be performed such Remedial Work so as to minimize any impairment to Lender's security under the Loan Documents.

            All Remedial Work shall be conducted: (a) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer; (b) pursuant to a detailed written plan for the Remedial Work approved by any public or private agencies or persons with a legal or contractual right to such approval; (c) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and (d) only following receipt of any required permits, licenses or approvals. The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) shall each be subject to Lender's prior written approval, which shall not be unreasonably withheld or delayed. In addition, Environmental Indemnitors shall submit to Lender, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Environmental Indemnitors in connection with any Remedial Work, or Hazardous Material relating to any Project. All costs and expenses of such Remedial Work shall be paid by Environmental Indemnitors, including, without limitation, the charges of the Remedial Work contractors and the consulting environmental engineer, any taxes or penalties assessed in connection with the Remedial Work and Lender's reasonable fees and out-of-pocket costs incurred in connection with monitoring or review of such Remedial Work. Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Environmental Proceedings.

6.5   ENVIRONMENTAL INDEMNITY.

            Environmental Indemnitors shall protect, indemnify, defend and hold Lender and any participants, successors or assigns to Lender's interest in the Loan, and any other affiliate thereof who acquires any portion of a Project at a foreclosure sale or otherwise through the exercise of Lender's rights and remedies under the Loan Documents, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all claims, liabilities, damages (direct or indirect), and Expenses which arise out of or relate in any way to any breach of any representation, warranty or covenant contained in this Article 6, or any Environmental Proceedings or any use, handling, production, transportation, disposal, release or storage of any Hazardous Material in, under or on such Project, whether by any Environmental Indemnitor or any other person, including, without limitation:

            (a) all foreseeable and all unforeseeable Expenses (including any loss of principal and interest due and owing on the Loan) arising out of: (i) Environmental Proceedings or the use, generation, storage, discharge or disposal of Hazardous Material by Environmental Indemnitors, any prior owner or operator of such Project or any person on or about such Project; (ii) any residual contamination affecting any natural resource or the environment; or (iii) any exercise by Lender of any of its rights and remedies hereunder; and

            (b) the costs of any required or necessary investigation, assessment, testing, remediation, repair, cleanup, or detoxification of such Project and the preparation of any closure or other required plans.

            Environmental Indemnitors' liability to the aforementioned indemnified parties shall (subject to any applicable notice and cure periods expressly provided for in Section 6.6) arise upon the earlier to occur of (1) discovery of any Hazardous Material on, under or about such Project, or (2) the institution of any Environmental Proceedings, and not upon the realization of loss or damage, and Environmental Indemnitors shall pay to Lender from time to time, immediately upon request, an amount equal to the Expenses actually incurred (or as reasonably determined by Lender with respect to Expenses that have not actually been incurred). In addition, in the event any Hazardous Material is removed, or caused to be removed from such Project, by Environmental Indemnitors, Lender or any other person, the number assigned by the U.S. Environmental Protection Agency to such Environmental Proceedings or any similar identification shall in no event be in the name of Lender or identify the Lender as a generator, arranger or other designation. The foregoing indemnity shall not include Expenses, claims, liabilities or damages arising solely from Hazardous Material which first exist on such Project following the date on which the Lender or any Lender Affiliate takes title to such Project, whether by foreclosure of the applicable Mortgage, or a deed or assignment-in-lieu thereof or otherwise.

6.6   REMEDIES UPON AN ENVIRONMENTAL DEFAULT.

            In addition to any other rights or remedies Lender may have under this Article 6, at law or in equity, in the event that Environmental Indemnitors shall fail to timely comply with any of the provisions of this Article 6, or in the event that any representation or warranty made in this Article 6 proves to be false or misleading, then, in such event, after (i) delivering written notice to Environmental Indemnitors, which notice specifically states that Environmental Indemnitors have failed to comply with the provisions of this
Article 6; and (ii) the expiration of the earlier to occur of (A) a (30) day period after receipt of such notice and (B) the cure period, if any, permitted under any applicable law, rule, regulation or order with which Environmental Indemnitors shall have failed to comply, Lender may declare an Event of Default in this Agreement or any other Loan Documents and exercise any and all remedies provided for therein, and/or do or cause to be done whatever is reasonably necessary to cause each Project to comply with all Laws relating to Hazardous Material and other applicable Laws, rules, regulations or orders and the cost thereof shall constitute an Expense hereunder and shall become immediately due and payable without notice and with interest thereon at the Default Rate until paid. Environmental Indemnitors shall give to Lender and its agents and employees access to the Projects for the purpose of effecting such compliance and hereby specifically grant to Lender a license, effective upon expiration of the applicable period as described above, if any, to do whatever is necessary to cause each Project to so comply, including, without limitation, to enter each Project and remove therefrom any Hazardous Material or otherwise comply with any Laws relating to Hazardous Material.

6.7   UNCONDITIONAL ENVIRONMENTAL OBLIGATIONS.

            Notwithstanding any term or provision contained herein or in the other Loan Documents, the covenants and obligations of the Environmental Indemnitors under this Article 6 (the "ENVIRONMENTAL OBLIGATIONS") are unconditional. Environmental Indemnitors shall be fully, personally, jointly and severally liable for the Environmental Obligations, and such liability shall not be limited to the original principal amount of the Loan. The Environmental Obligations shall be enforceable by Lender, its Affiliates, and its successors and assigns. The Environmental Obligations shall survive the repayment of the Loan and any foreclosure, deed-in-lieu or transfer in lieu of foreclosure or similar proceedings transferring title to any Project or any portion thereof.

6.8   ASSIGNMENT OF ENVIRONMENTAL OBLIGATIONS PROHIBITED.

            The Environmental Obligations may not be assigned or transferred, in whole or in part, by Environmental Indemnitors and any purported assignment by Environmental Indemnitors of the Environmental Obligations shall be void ab initio and of no force or effect.

6.9   INDEMNIFICATION SEPARATE FROM THE LOAN.

            (a) The Environmental Indemnitors agree that the Environmental Obligations are separate, independent of and in addition to the undertakings of the Environmental Indemnitors, as applicable, pursuant to the Loan, the Note, the other provisions of this Agreement and the other Loan Documents. A separate action may be brought to enforce the provisions of this Article 6, which shall in no way be deemed to be an action on the Note, whether or not the Loan has been repaid and whether or not Lender would be entitled to a deficiency judgment following a judicial foreclosure, trustee's sale or UCC sale. The Environmental Obligations shall not be affected by any exculpatory provisions contained in the Note, this Agreement or any of the other Loan Documents. The Environmental Obligations and the rights of Lender and its Affiliates hereunder shall survive performance and repayment of the obligations evidenced by and arising under the Loan Documents, surrender of the Note, reconveyance of any Mortgage, release of other security provided in connection with the Loan, trustee's sale or foreclosure under any Mortgage and/or any of the other Loan Documents (whether by deed or other assignment in lieu of foreclosure, or otherwise, acquisition of a Project by Lender, any other transfer of a Project, and transfer of all of Lender's rights in the Loan, the Loan Documents, and the Projects.

            (b) Environmental Indemnitors waive all rights to require Lender to (i) proceed against or exhaust any security for the Loan or (ii) pursue any remedy in Lender's power whatsoever. Each Borrower waives all defenses by reason of any disability or other defense under the Loan or by reason of the cessation from any cause whatsoever of its liability under the Loan, or that it may acquire by reason of Lender's election of any remedy against it including, without limitation, Lender's exercise of its rights to foreclose any Mortgage.

                                    ARTICLE 7
                           CASUALTIES AND CONDEMNATION

7.1   LENDER'S ELECTION TO APPLY INSURANCE PROCEEDS ON INDEBTEDNESS.

            (a) Subject to the provisions of Section 7.1(b) below, Lender may elect to collect, retain and apply upon the Indebtedness of Borrowers under this Agreement or any of the other Loan Documents all proceeds of insurance resulting from any loss at any Project or condemnation or other taking of any Project or a portion thereof (individually and collectively referred to as "INSURANCE PROCEEDS") after deduction of all expenses of collection and settlement, including attorneys' and adjusters' fees and charges. Any proceeds remaining after repayment of the Indebtedness shall be paid by Lender to Borrowers.

            (b) Notwithstanding anything in Section 7.1(a) to the contrary, in the event of any casualty to any condemnation of part of any Project, Lender agrees to make available the Insurance Proceeds to restoration of such Project if (i) no Event of Default exists, (ii) all Insurance Proceeds are deposited with Lender, (iii) in Lender's reasonable judgment, the amount of Insurance Proceeds available for restoration of such Project is sufficient to pay the full and complete costs of such restoration, (iv) no material Commercial Leases (which for this purpose shall mean Commercial Leases demising more than five percent (5%) of the rentable square feet of space at the Project) in effect at the time of such casualty or condemnation are or will be terminated as a result of such casualty or condemnation, (v) the amount of the Insurance Proceeds does not exceed One Million and No/100ths Dollars ($1,000,000.00), (vi) in Lender's reasonable determination, such Project can be restored to an architecturally and economically viable project in compliance with applicable Laws, (vii) each Principal reaffirms its personal guaranty in writing, and (viii) in Lender's reasonable determination, such restoration is likely to be completed not later than six (6) months prior to the Maturity Date.

7.2   BORROWER'S OBLIGATION TO REBUILD AND USE OF INSURANCE PROCEEDS THEREFOR.

            In case Lender does not elect to apply or does not have the right to apply the Proceeds to the Indebtedness, as provided in Section 7.1 above, Borrowers shall:

            (a) Proceed with diligence to make settlement with insurers or the appropriate governmental authorities and cause the Proceeds to be deposited with Lender;

            (b) In the event of any delay in making settlement with insurers or the appropriate governmental authorities or effecting collection of the Proceeds, and if Borrowers commence restoration of the applicable Project prior to receipt of such Insurance Proceeds, Borrowers shall promptly (i) deliver to Lender a construction budget and a completion schedule in respect of such restoration (each, reasonably acceptable to Lender) and (ii) deposit with Lender cash in an amount equal to ten percent (10%) of the total cost required to complete such restoration, as aforesaid (and, absent a default under this Agreement or any of the other Loan Documents, Lender will return such deposit to Borrowers if the Insurance Proceeds deposited with Lender are sufficient to complete the total cost of restoration as provided in the approved budget);

            (c) In the event the Proceeds and the amount deposited with Lender pursuant to Section 7.1(b) above are insufficient to assure Lender that the all contemplated repairs or construction will be completed, promptly deposit with Lender any amount necessary to assure that such contemplated repairs or construction will be completed; and

            (d) Promptly proceed with the commencement of restoration of the applicable Project, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition.

            Any request by a Borrower for a disbursement by Lender of Proceeds and funds deposited by Borrowers shall be treated by Lender as if such request were for an advance of the Loan hereunder, and the disbursement thereof shall be conditioned upon Borrowers' compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of the Holdback as if the repair or restoration work were Renovation Work.

                                    ARTICLE 8
                         EVENTS OF DEFAULT AND REMEDIES

8.1   EVENTS OF DEFAULT.

            The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT" as said term is used herein:

            (a) Failure of Borrowers to pay the outstanding principal amount, all interest thereon and all other amounts owing hereunder or the other Loan Documents (the "INDEBTEDNESS") on the Maturity Date or the failure to pay, within five (5) days of the due date, any of other payment obligations of Borrowers to Lender, including any payments of interest or principal due pursuant to this Agreement;

            (b)   Failure of Borrowers to strictly comply with the provisions of
Section 4.2(b) (transfers), Section 4.2(d) (insurance), Section 4.2(l) (no additional debt), Section 4.2(m) (organizational documents), Section 4.2(n) (single purpose entity), 4.2(v) (project construction documents), 4.2(w) (post closing covenants) and Article 6 (environmental matters);

            (c) Failure of Borrowers for a period of thirty (30) days after written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Agreement or any other Loan Documents not set forth in the subsections above; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrowers shall have an additional ninety (90) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Borrowers commence such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting one hundred twenty (120) day period from the date of Lender's notice; and provided further that if a different notice or grace period is specified under any other subsection of this
Section 8.1 with respect to a particular breach, or if another subsection of this Section 8.1 applies to a particular breach and does not expressly provide for a notice or grace period, the specific provision shall control;

            (d) Any material default by any Borrower, as lessor, under the terms of any Commercial Lease following the expiration of any applicable notice and cure period, provided that if the Commercial Lease does not provide a notice and cure period, then the notice and cure period provided in (a) above will apply to any such monetary default, and the notice and cure period provided in
(c) will apply to any such non-monetary default (which respective periods shall commence upon written notice of default from Lender or the applicable Tenant, whichever occurs first);

            (e) If any warranty, representation, statement, report or certificate made now or hereafter by Borrowers or Principal is untrue or incorrect at the time made or delivered, provided that if such breach is reasonably susceptible of cure, then no Event of Default shall exist so long as the applicable party cures said breach (i) within thirty (30) days for a breach that can be cured by the payment of money or (ii) within the notice and cure period provided in (c) above for any other breach;

            (f) A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against any Borrower, Project Lessee, General Partner or Principal (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any Project is appointed, or any Borrower, Project Lessee, General Partner or Principal makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any Project or portion thereof;

            (g) The occurrence of a default and the expiration of any cure period applicable thereto available to a Borrower or Project Lessee, as applicable, under the License Agreement, the Project Lease or the Management Agreement, or any Borrower or Project Lessee materially modifies or terminates the applicable License Agreement, Project Lease or Management Agreement without Lender's consent;

            (h)   The liquor license for any Project is revoked; or

            (i) The occurrence of any other event or circumstance denominated as an Event of Default herein or under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be.

8.2   REMEDIES CONFERRED UPON LENDER.

            Lender's rights, remedies and powers, as provided herein and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Borrowers, any Borrower, any guarantor of the Loan, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Lender. Additionally, Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Lender's sole discretion. Failure of Lender, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default. Upon the occurrence of any Event of Default, Lender may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

            (a) Take possession of the Projects and do anything that is necessary or appropriate in its sole judgment to fulfill the obligations of Borrowers under this Agreement and the other Loan Documents. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrowers hereby appoint and constitute Lender their lawful attorney-in-fact with full power of substitution in any Project to use unadvanced funds remaining under the Note or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Note, to pay, settle or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Projects; to execute all applications and certificates in the name of any Borrower prosecute and defend all actions or proceedings in connection with a Project; and to do any and every act which such Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

            (b) Declare the Note or the Indebtedness to be immediately due and payable;

            (c) Use and apply any monies or letters of credit deposited by Borrowers or Principal with Lender, regardless of the purposes for which the same was deposited, to cure any such default or to apply on account of any Indebtedness under this Agreement which is due and owing to Lender;

            (d) Exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon Lender by operation of Law.

            Notwithstanding the foregoing, upon the occurrence of any Event of Default under Section 8.1(f) all amounts evidenced by the Note shall automatically become due and payable, without any presentment, demand, protest or notice of any kind to Borrowers.

                                    ARTICLE 9
                        LOAN EXPENSE, COSTS AND ADVANCES

9.1   LOAN AND ADMINISTRATION EXPENSES.

            Whether or not the Loan is made, Borrowers unconditionally agree to pay all reasonable costs and expenses of the Loan, including all amounts payable pursuant to Sections 2.7, 2.8 and 9.2 and any and all other fees owing to Lender pursuant to the Loan

Documents, and also including all documentation, modification, or workout costs relating to the Loan, all costs and expenses relating to any release contemplated by Section 2.10, recording, filing and registration fees and charges, mortgage or documentary taxes, UCC searches, title and survey charges, all reasonable fees and disbursements of Lender's consultants, any costs involved in the disbursement of the Loan, any reasonable repair or maintenance costs or payments made to remove or protect against liens, all costs and expenses incurred by Lender in connection with the determination of whether or not Borrowers have performed the obligations undertaken by Borrowers hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder and, if any default or Event of Default occurs hereunder or under any of the Loan Documents or if the Loan or Note or any portion thereof is not paid in full when and as due, all reasonable costs and expenses of Lender incurred in attempting to enforce or collect payment of the Loan or enforce any rights of Lender or any Borrower's obligations hereunder and expenses of Lender incurred (including expenses relating to documentary and expert evidence, publication costs) in attempting to realize, while a default or Event of Default exists, on any security or incurred in connection with the sale, disposition (or preparation for sale or disposition) or liquidation of any security for the Loan (including any foreclosure sale, deed in lieu transaction or costs incurred in connection with any litigation or bankruptcy or administrative hearing and any appeals therefrom and any post-judgment enforcement action including, without limitation, supplementary proceedings in connection with the enforcement of this Agreement). All such costs or expenses incurred or advances or payments made by Lender shall also include court costs, legal fees and disbursements relating thereto and shall be included as additional Indebtedness evidenced by the Note and secured by the Mortgage and the other Loan Documents bearing interest at the Default Rate set forth in the Note until paid. Borrowers agree to pay all brokerage, finder or similar fees or commissions payable in connection with the transactions contemplated hereby and shall indemnify, defend and hold Lender harmless against all claims, liabilities, and Expenses arising in relation to any claim by broker, finder or similar person. Lender may require the payment of Lender's outstanding fees and expenses as a condition to any disbursement of the Loan. Lender is hereby authorized, without any specific request or direction by Borrowers, to make disbursements from time to time in payment of or to reimburse Lender for all Loan expenses and fees.

9.2   RIGHT OF LENDER TO MAKE ADVANCES TO CURE BORROWER'S DEFAULTS.

            In the event that Borrowers fail to perform any of Borrowers' covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (after the expiration of applicable grace periods, except in the event of an emergency or other exigent circumstances), Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any reasonable amounts expended by Lender in so doing and shall constitute additional Indebtedness evidenced by the Note and secured by the Mortgages and the other Loan Documents and shall bear interest at a rate per annum equal to the Interest Rate (or Default Rate following an Event of Default).

9.3   INCREASED COSTS.

            Borrowers agree to pay Lender additional amounts to compensate Lender for any increase in its actual costs incurred in maintaining the Loan or any portion thereof outstanding or for the reduction of any amounts received or receivable from Borrowers as a result of any change after the date hereof in any applicable Law, regulation or treaty, or in the interpretation or administration thereof, or by any domestic or foreign court, changing the basis of taxation of payments under this Agreement to Lender (other than taxes imposed on or measured by the net income or receipts of Lender or any franchise tax imposed on Lender). Any amount payable by Borrowers under this Article 9 shall be paid within ten (10) days of receipt by Borrowers of a notice from Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrowers, absent manifest error. Failure on the part of Lender to demand payment from Borrowers for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period.

9.4   BORROWER WITHHOLDING.

            If by reason of a change in any applicable Laws occurring after the date hereof, any Borrower is required by Law to make any deduction or withholding in respect of any taxes (other than taxes imposed on or measured by the net income of or receipts of Lender or any franchise tax imposed on Lender), duties or other charges from any payment due under the Note, the sum due from Borrowers in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Lender receives and retains a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

9.5   DOCUMENT AND RECORDING TAX INDEMNIFICATION.

            Borrowers agree to indemnify, defend and hold harmless Lender from and against any claim that any documentary or mortgage tax is due and payable in connection with the Loan or the execution, delivery or recording of the Loan Documents to pay such taxes and Expenses incurred by Lender in connection therewith. Any Borrower may contest any determination that any such taxes are due, but shall pay any such taxes (including penalties and interest) when legally required. This paragraph shall survive repayment of the Loan.

                                   ARTICLE 10
                      ASSIGNMENTS BY LENDER AND DISCLOSURE

10.1  ASSIGNMENTS AND PARTICIPATIONS.

            Lender may from time to time, without the consent of any Borrower, sell, transfer, pledge, assign and convey the Loan and the Loan Documents (or any interest therein) and may grant participations in the Loan. Borrowers agree to cooperate with Lender's efforts to do any of the foregoing and to execute all documents reasonably required by Lender in connection therewith which do not materially adversely affect Borrowers' rights under the Loan Documents.

10.2  DISCLOSURE OF INFORMATION.

            Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of any Project) any and all information that Lender may have with respect to the Projects and Borrowers, whether provided by Borrowers, Principal or any third party or obtained as a result of any environmental assessments. Borrowers and Principal agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrowers and Principal, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

                                   ARTICLE 11
                               GENERAL PROVISIONS

11.1  CAPTIONS.

            The captions and headings of various Articles, Sections and subsections of this Agreement and the other Loan Documents and the Exhibits and Schedules pertaining thereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof or thereof.

11.2  WAIVER OF JURY TRIAL.

            BORROWERS, LENDER AND PRINCIPAL EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM, CONTROVERSY DISPUTE, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION ANY ACTIONS OR PROCEEDINGS FOR ENFORCEMENT OF THE LOAN DOCUMENTS) AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWERS, LENDER AND PRINCIPAL EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS, LENDER AND PRINCIPAL EACH WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

11.3  JURISDICTION.

            TO THE GREATEST EXTENT PERMITTED BY LAW, EACH BORROWER AND PRINCIPAL HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A "PROCEEDING"), EACH BORROWER AND PRINCIPAL IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF CHICAGO, COUNTY OF COOK AND STATE OF ILLINOIS, AND
(B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. EACH BORROWER AND PRINCIPAL HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY ILLINOIS STATE OR UNITED STATES COURT SITTING IN THE CITY OF CHICAGO AND COUNTY OF COOK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWERS OR, AS APPLICABLE, TO PRINCIPAL, AT THE ADDRESS INDICATED BELOW OR AT THE ADDRESS ON THE ATTACHED LIMITED JOINDER (AS APPLICABLE), AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF ANY BORROWER OR PRINCIPAL SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

11.4  GOVERNING LAW.

            Irrespective of the place of execution and/or delivery, this Agreement and the other Loan Documents shall be governed by, and shall be construed in accordance with, the internal laws of the State of Illinois, without regard to conflicts of law principles except as provided in the Mortgages.

11.5  LAWFUL RATE OF INTEREST.

            In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Loan Agreement, the Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Loan Agreement, the Note and the other

Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("EXCESS INTEREST"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Borrowers if such Loan has been paid in full. No Borrower nor any guarantor, endorser or surety nor their heirs, legal representatives, successors or assigns shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest. Without limiting the foregoing, Borrowers agree to an effective rate of interest that is the rate stated in Section 2.6 hereof, plus any additional rate of interest resulting from any other sums, amounts, and charges in the nature of interest paid or to be paid by or on behalf of Borrowers, or any benefit or value received or to be received by the holder of the Note, in connection with the Loan.

11.6  MODIFICATION; CONSENT.

            No modification, waiver, amendment or discharge of this Agreement or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought. Consent by Lender to any act or omission by any Borrower shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Lender's consent to be obtained in any future or other instance.

11.7 WAIVERS; ACQUIESCENCE OR FORBEARANCE NOT TO CONSTITUTE WAIVER OF LENDER'S REQUIREMENTS.

            (a) Each Borrower for itself and all endorsers, guarantors and sureties and their heirs, legal representatives, successors and assigns, (i) waives presentment for payment, demand, notice of nonpayment or dishonor, protest of any dishonor, protest and notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of the Loan; (ii) waives and renounces all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, or exemption and homestead laws now provided, or which may hereafter be provided, by the laws of the United States and of any state thereof against the enforcement and collection of the obligations evidenced by the Note or this Loan Agreement or as a bar to the enforcement of the lien created by any of the Loan Documents.

            (b) Each Borrower for itself and all endorsers, guarantors and sureties and their heirs, legal representatives, successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Loan Agreement, the Note, and to any substitution, exchange or release of the collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrowers, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other tax; and (iv) expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

            (c) Each and every covenant and condition for the benefit of Lender contained in this Agreement and the other Loan Documents may be waived by Lender, provided, however, that to the extent that Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loan or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of Loan proceeds and Lender may at any time after such acquiescence require Borrowers to comply with all such requirements. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, including any failure to accelerate the Maturity Date shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Note or as a reinstatement of the Loan or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Loan Documents. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Loan, nor shall Lender's receipt of any awards, proceeds, or damages under
Article 7 of this Agreement operate to cure or waive any Borrower's or Principal's default in payment of sums secured by any of the Loan Documents.

11.8  DISCLAIMER BY LENDER.

            This Agreement and the other Loan Documents are made for the sole benefit of Borrowers and Lender, and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement or the other Loan Documents, or by reason of any actions taken by Lender pursuant to this Agreement or the other Loan Documents. Lender shall not be liable to any contractors, subcontractors, supplier, architect, engineer, Tenant or other party for labor or services performed or materials supplied in connection with any Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against any Borrower or others or against any Project. Lender neither undertakes nor assumes any responsibility or duty to Borrowers to select, review, inspect, supervise, pass judgment upon or inform any Borrower of any matter in connection with any Project. Each Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to such Borrower by Lender in connection with such matters is for the protection of Lender only, and no Borrower or any third party is entitled to rely thereon.

11.9  PARTIAL INVALIDITY; SEVERABILITY.

            If any of the provisions of this Agreement or the other Loan Documents, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the other Loan Documents, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law and to this end, the provisions of this Agreement and all the other Loan Documents are declared to be severable.

11.10 DEFINITIONS INCLUDE AMENDMENTS.

            Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

11.11 EXECUTION IN COUNTERPARTS.

            This Agreement, including the Limited Joinder attached hereto, and the other Loan Documents may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.12 ENTIRE AGREEMENT.

            This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrowers to Lender, embody the entire agreement and supersede all prior commitments, agreements, representations, and understandings, written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

11.13 WAIVER OF DAMAGES.

            In no event shall Lender be liable to any Borrower for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and each Borrower for itself and Principal waives all claims for punitive, exemplary or consequential damages.

11.14 CLAIMS AGAINST LENDER.

            Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of any Borrower shall have been given to Lender within three (3) months after such Borrower first had knowledge of the occurrence of the event which such Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Each Borrower waives any claim, set-off or defense against Lender arising by reason of any alleged default by Lender as to which Borrowers do not give such notice timely as aforesaid. Borrowers acknowledge that such waiver is or may be essential to Lender's ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrowers with regard to the Loan. None of Principal, Project Lessee or any Tenant is intended to have any rights as a third-party beneficiary of the provisions of this Section 11.14.

11.15 SET-OFFS.

            After the occurrence and during the continuance of an Event of Default, Borrowers hereby irrevocably authorize and direct Lender from time to time to charge Borrowers' accounts and deposits with Lender (or its Affiliates), and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document. Each Borrower hereby grants to Lender a security interest in and to all such accounts and deposits maintained by such Borrower with Lender (or its Affiliates).

11.16 RELATIONSHIP.

            The relationship between Lender and Borrowers shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to any Borrower or any other party.

11.17 AGENTS.

            In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

11.18 INTERPRETATION.

            With respect to all Loan Documents, whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions. No listing of specific instances, items or matters in any way limits the scope or generality of any language in the Loan Documents. This Agreement and all of the other Loan Documents shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties. For purposes of clarity, each reference to "the Borrower" shall be deemed to refer to, unless otherwise specified and as the context requires, Borrowers, collectively, each Borrower, the applicable Borrower or any Borrower. For purposes of clarity, each reference to "the Project " shall be deemed to refer to, unless otherwise specified and as the context requires, the Projects, collectively, each Project, the applicable Project or any Project.

11.19 SUCCESSORS AND ASSIGNS.

            Subject to the restrictions in Section 4.2(b) on transfer and assignment contained in this Agreement, this Agreement and the other Loan Documents shall inure to the benefit of and shall be binding on Lender, Borrowers and Principal and their respective heirs, successors and permitted assigns.

11.20 TIME IS OF THE ESSENCE.

            Borrowers agree that time is of the essence under this Agreement and the other Loan Documents and the performance of each of the covenants and agreements contained herein and therein.

11.21 NOTICES

            Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission if before 3:00 p.m. (Chicago time) on a Business Day so long as copy is sent on the same day by overnight courier as set forth below:

            If to Borrowers or any Borrower:

                  Ashford Dayton LP
                  Ashford Columbus LP
                  Ashford Flagstaff LP
                  Ashford Phoenix LP
                  Ashford Syracuse LP
                  c/o Ashford Hospitality Limited Partnership
                  14180 Dallas Parkway
                  Pacific Center I, Suite 700
                  Dallas, Texas 75240-4376
                  Attention: David A. Brooks
                  Telephone: (972) 778-9207
                  Facsimile: (972) 980-2705

            With a copy to:

                  Andrews Kurth LLP
                  1717 Main Street, Suite 3700
                  Dallas, Texas 75201
                  Attention: Brigitte G. Kimichik
                  Telephone: (214) 659-4441
                  Facsimile: (214) 659-4401

            If to Lender:

                  Merrill Lynch Capital, a Division of
                    Merrill Lynch Business Financial Services Inc.
                  222 North LaSalle Street - 16th Floor
                  Chicago, Illinois 60601
                  Attention: Vice President, Portfolio Manager
                  Telephone: 312-499-3128
                  Facsimile: 312-499-3026

            With a copy to:

                  Merrill Lynch Capital, a Division of
                    Merrill Lynch Business Financial Services Inc.
                  222 North LaSalle Street - 16th Floor
                  Chicago, Illinois 60601
                  Attention: Real Estate Legal
                  Telephone: 312-499-3140
                  Facsimile: 312-499-3026

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Any notice or demand delivered to the person or entity named above to accept notices and demands for such party shall constitute notice or demand duly delivered to such party, even if delivery is refused.

11.22 JOINT AND SEVERAL LIABILITY.

            (a) The Indebtedness and all other obligations of Borrowers under the Loan Documents (collectively, the "OBLIGATIONS") shall be the joint and several obligations and liabilities of Borrowers. Hence, each Borrower shall be primarily and directly liable for repayment of the Indebtedness and all other Obligations.

            (b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of each Borrower for the Obligations and the liens and security interests granted by Borrowers to secure the Obligations, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Lender and each Borrower agree that if the liability of a Borrower for the Obligations, or any liens or security interests granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the liens and security interests securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such lien or security interest to constitute a Fraudulent Conveyance, and the liability of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "FRAUDULENT CONVEYANCE" means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. Section 101, et seq.), as amended (the "BANKRUPTCY CODE") or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

            (c) Lender is hereby authorized, without notice or demand and without affecting the liability of either Borrower hereunder, to, at any time and from time to time, (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of any Borrower accelerate or otherwise change the terms relating to the Obligations or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by either Borrower and delivered to Lender; (iii) accept partial payments of the Obligations; (iv) take and hold security or collateral for the payment of the Obligations or for the payment of any guaranties of the Obligations and exchange, enforce, waive and release any such security or collateral; (v) after an Event of Default, apply such security or collateral and direct the order or manner of sale thereof, in Lender's sole discretion, as Lender may determine; and (vi) settle, release, compromise, collect or otherwise liquidate the Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of either Borrower. Except as specifically provided in this Agreement or any of the other Loan Documents, Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on both Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations Lender shall determine in its sole discretion without affecting the validity or enforceability of the Obligations of the other Borrower.

            (d) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Lender with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Lender; (iii) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Lender's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            (e) Until all Obligations have been paid and satisfied in full, no payment made by or for the account of a Borrower including, without limitation,
(i) a payment made by such Borrower on behalf of the liabilities of the other Borrower or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower's property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

                            [SIGNATURE PAGES FOLLOW]

            EXECUTED as of the date first set forth above.

BORROWERS:                         ASHFORD DAYTON LP, a Delaware limited
                                   partnership

                                   By: Ashford Properties General Partner, LLC,
                                       a Delaware limited liability company

                                       By: /s/ David A. Brooks
                                           -------------------
                                       Name: David A. Brooks
                                       Title: Vice President
                                       Borrower's Tax ID No. 20-0255658

                                   ASHFORD COLUMBUS LP, a Delaware limited
                                   partnership

                                   By: Ashford Properties General Partner, LLC,
                                       a Delaware limited liability company

                                       By: /s/ David A. Brooks
                                           -------------------
                                       Its Vice President
                                       Borrower's Tax ID No. 20-0255650

                                   ASHFORD FLAGSTAFF LP, a Delaware
                                   limited partnership

                                   By: Ashford Properties General Partner, LLC,
                                       a Delaware limited liability company

                                       By: /s/ David A. Brooks
                                           -------------------
                                       Its Vice President
                                       Borrower's Tax ID No. 20-0255623

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page to Loan Agreement

                                   ASHFORD PHOENIX LP, a Delaware limited
                                   partnership

                                   By: Ashford Properties General Partner, LLC,
                                       a Delaware limited liability company

                                       By: /s/ David A. Brooks
                                           -------------------
                                       Its Vice President
                                       Borrower's Tax ID No. 20-0255644

                                   ASHFORD SYRACUSE LP, a Delaware
                                   limited partnership

                                   By: Ashford Properties General Partner, LLC,
                                       a Delaware limited liability company

                                       By: /s/ David A. Brooks
                                           -------------------
                                       Its Vice President
                                       Borrower's Tax ID No. 20-0255613

LENDER: MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation

                                   By: /s/ Cynthia M. Lozano
                                       ---------------------
                                   Name: Cynthia M. Lozano
                                   Title: Asst. Vice President

Signature Page to Loan Agreement

                                 LIMITED JOINDER

            In order to induce Lender to make the Loan, the undersigned Principal has agreed to enter into this Limited Joinder, which is attached to and made a part of that certain Loan Agreement (the "LOAN AGREEMENT") dated December 24, 2003 between ASHFORD DAYTON LP, ASHFORD COLUMBUS LP, ASHFORD FLAGSTAFF LP, ASHFORD PHOENIX LP, and ASHFORD SYRACUSE LP, each a Delaware limited partnership (collectively, "BORROWERS"), and MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation (collectively, with its successors and assigns, "LENDER"). (All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.) Principal acknowledges that without this Limited Joinder, Lender would be unwilling to make the Loan. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree and covenant as follows:

            1. RETAINED LIABILITIES. Except for the Retained Liabilities (defined below), Principal shall not be personally liable to pay the Loan, or any other amount due, or to perform any obligation, under the Loan Documents, and Lender agrees to look solely to all revenue and assets of Borrowers, the Projects and any other collateral heretofore, now, or hereafter pledged by any party to secure the Loan. This Limited Joinder is a guaranty of full and complete payment and performance and not of collectability. Principal shall be personally liable for the following (the "RETAINED LIABILITIES"):

            (a) All losses, damages, causes of actions, suits and Expenses incurred by Lender or any Affiliate or agent thereof as a result of (i) any failure after the occurrence and during the continuance of any default (without benefit of any applicable grace or cure period) to apply any portion of the revenue from any Project to the Loan as required by the Loan Agreement or to customary operating expenses of such Project, (ii) fraud, (iii) misapplication, misappropriation or conversion of any rents, proceeds or funds deriving from (A) any Project, (B) any insurance proceeds paid by reason of any loss, damage or destruction to any Project and not used by Borrowers for restoration or repair of such Project; and/or (C) any awards or amounts received in connection with condemnation of all or a portion of any Project and not used by Borrowers for restoration or repair of such Project, (iv) material misrepresentation, (v) any material waste or abandonment of any Project, (vi) failure to keep any Project insured in accordance with the terms of the Loan Documents, (vii) any fees paid to a Principal or any Affiliate after any default under the Loan Documents except as provided in the Collateral Assignment of Management Agreement and Waiver of Manager's and Broker's Liens executed by Lender, Borrowers, Project Lessee and Manager, (viii) any breach of the Environmental Obligations or any representation or warranty contained in Article 6 of the Loan Agreement (Environmental Matters) subject to notice and cure periods set forth in Section
6.6 of the Loan Agreement, (ix) any Borrower's hiring of employees in violation of the Loan Documents, (x) voluntary termination of any License Agreement, (xi) any failure of any Borrower or Principal (or any other holder of the liquor license) to fully cooperate with Lender in the transfer of the liquor license for any Project to Lender, or its designee, following a foreclosure or deed-in-lieu of foreclosure or in operating all bar and other facilities requiring a liquor license during such transition period as provided in that certain letter to Lender regarding the liquor licenses executed by Borrowers or (xii) any claim or assertion of liability against Lender by any Depository Bank unless such claim or assertion is solely the result of Lender's gross negligence or willful misconduct; and

            (b) Repayment of the Loan, the Exit Fee, all costs and expenses of Lender, and all other obligations of Borrowers under the Loan Documents in the event of (i) any breach of any of the covenants of the Loan Agreement in (A)
Section 4.2(b) (transfers), (B) Section 4.2(l) (no additional debt or encumbrances), (C) Section 4.2(m) (organizational documents), (D) Section 4.2(n) (single purpose entity) or (E) Section 4.2(u) (depository accounts and credit card issuers), or (ii) the filing by any Borrower, or the filing against any Borrower by Principal or any Affiliate of Principal, of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by such Borrower.

            The liability of Principal shall be direct and immediate as a primary and not a secondary obligation or liability, and is not conditional or contingent upon the pursuit of any remedies against Borrowers, or any other person, or against any collateral or liens held by Lender.

            The foregoing shall in no way limit or impair the enforcement against the Borrowers, any Project or any other collateral security granted by the Loan Documents of any of the Lender's rights and remedies pursuant to the Loan Documents.

            2. WAIVERS. To the fullest extent permitted by applicable law, Principal waives all rights and defenses of sureties, guarantors, accommodation parties and/or co-makers and agrees that its obligations under this Joinder shall be direct, primary, absolute and unconditional and that its obligations under this Joinder shall be unaffected by any of such rights or defenses, including,

            (a) Any rights which it may have to require that (1) Lender first proceed against Borrowers, or any other Person with respect to the Retained Liabilities or (2) Lender first proceed against any collateral held by Lender or (3) any party to be joined in any proceeding to enforce the Retained Liabilities;

            (b) The incapacity or lack of authority of any Borrower or any other Person;

            (c) The failure of Lender to commence an action against a Borrower or Borrowers or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at any time;

            (d) Any duty on the part of Lender to disclose to Principal any facts it may now or hereafter know regarding Borrowers regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Principal intends to assume or has reason to believe that such facts are unknown to Principal, Principal acknowledging that it is fully responsible for being and keeping informed of the financial condition and affairs of Borrowers;

            (e) Lack of notice of default, demand of performance or notice of acceleration to Borrowers or any other party with respect to the Loan or the Retained Liabilities;

            (f)   The consideration for this Limited Joinder;

            (g) Any acts or omissions of Lender (other than gross negligence or willful misconduct of Lender or its Affiliates or agents) which vary, increase or decrease the risk of Principal;

            (h) Any statute of limitations affecting the liability of Principal hereunder, the liability of any Borrower or any guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law;

            (i) The application by any Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrowers to Lender;

            (j) An election of remedies by Lender, including any election to proceed against any collateral by judicial or non-judicial foreclosure, whether real property or personal property, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, and whether or not any such election of remedies destroys or otherwise impairs the subrogation rights of Principal or the rights of Principal to proceed against any Borrower or any guarantor for reimbursement, or both;

            (k) Any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a Principal;

            (l) Any rights to enforce any remedy which Lender may have against Borrowers, any rights to participate in any security for the Loan and any rights of indemnity, reimbursement, contribution or subrogation which Principal may have against any Borrower or any other Person;

            (m) Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; and

            (n)   Any borrowing or any grant of a security interest under
                  Section 364 of the Federal Bankruptcy Code.

            (o) Without limiting any of the foregoing, Principal, to the extent applicable, unconditionally waives and agrees not to assert any and all rights, benefits and defenses which might otherwise be available under the provisions of Ariz. Rev. Stat. Sections 12-1641, et seq., 44-141, 44-142 or 47-3605,
                  Arizona Rules of Civil Procedure Rule 17(f), and all other laws, rules and statutes of similar import, and any other statutes or rules (including any statutes or rules amending, supplementing or supplanting same) which might operate, contrary to Principal's agreements herein to limit Principal's liability under, or the enforcement of, this Limited Joinder.

            3. CONSENTS AND RELEASES. Principal hereby consents and agrees that Lender may at any time, and from time to time, without notice to or further consent from Principal and either with or without consideration do any one or more of the following, all without affecting the agreements contained herein or the liability of Principal for the Retained Liabilities: (a) surrender without substitution any property or other collateral of any kind or nature whatsoever held by it, or by any person, firm or corporation on its behalf or for its account, securing the Loan or the Retained Liabilities; (b) modify the terms of any document evidencing, securing or setting forth the terms of the Loan; (c) grant releases, compromises and indulgences with respect to the Loan or the Retained Liabilities or any persons or entities now or hereafter liable thereon; or (d) take or fail to take any action of any type whatsoever with respect to the Loan or the Retained Liabilities. To the maximum extent permitted by law, Principal knowingly, voluntarily and intentionally agrees to be bound by the provisions of Article 3 of the Loan Agreement (solely with respect to providing financial information with respect to itself), Section 4.2(m) of the Loan Agreement and Article 11 of the Loan Agreement, including, without limitation, the waiver of the right to a trial by jury in Section 11.2, and the consents to jurisdiction and the governing law of Illinois set forth in Sections 11.3, and 11.4, respectively.

                         [SIGNATURES ON FOLLOWING PAGE]

Executed as of December __, 2003.

PRINCIPALS:

ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership

By:   Ashford OP General Partner LLC, a Delaware
      limited liability company

      /s/ David A. Brooks
      -----------------------------
      By:  David A. Brooks
      Its: Vice President

Address:    14180 Dallas Parkway
            Pacific Center I, Suite 900
            Dallas, Texas  75240-4376

Tax I.D. #: 20-0110897

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

                              ASHFORD                  ASHFORD                    ASHFORD
                             DAYTON LP               COLUMBUS LP                FLAGSTAFF LP
------------------------------------------------------------------------------------------------
Name:               Doubletree Guest Suites   Doubletree Guest Suites    Embassy Suites

Address:            300 Prestige Place        505 Front Street           706 South Milton Road
                    Dayton, OH 45342          Columbus, OH 43215         Flagstaff, AZ 86001

No. of Buildings:              1                        1                          4

Units                         137                      194                        119

                          146 regular          100 regular spaces      124 regular,
Parking                  5 handicapped                                 6 handicapped, plus an
                                                                       additional 16 by easement

Legal Description       Attached as A-1          Attached as A-2            Attached as A-3

                         ASHFORD              ASHFORD
                        PHOENIX LP           SYRACUSE LP
-------------------------------------------------------------
Name:               Embassy Suites     Embassy Suites

Address:            1515 N. 44th St    6646 Old Collamer Road
                    Phoenix, AZ 85008  Dewitt, NY 13057

No. of Buildings:           6                     1

Units                      229                   215

                       229 regular,          203 regular
Parking               11 handicapped        8 handicapped

Legal Description    Attached as A-4       Attached as A-5

                                   EXHIBIT A-1

                            DAYTON LEGAL DESCRIPTION

PARCEL ID NO. K45 25815 0005

Situate in Section 18, Town 2, Range 5, MRS, Miami Township, Montgomery County, Ohio, and being all of Lot Numbered 5 (divided in two parts) of Frisch's Replat as recorded in Book 154, page 36 of the Plat Records of said County, said part lots being more particularly described as follows:

PART I:

Beginning at an iron pin on the easterly right-of-way line of Interstate 75 at the Southwest corner of Lot No. 5 (Part I) of Contemporary Plaza as recorded in Book 106, Page 89 of the Plat Records of Montgomery County, Ohio;

Thence from said point of beginning, South 85 degrees 12' 20" East with the South boundary line of Contemporary Plaza, a distance of 209.14 feet to a point;

Thence South 4 degrees 47' 40" West a distance of 50.25 feet to a point;

Thence South 85 degrees 12' 20" East a distance of 463.54 feet to a point of curvature;

Thence Southeastwardly on a curve to the right with a radius of 264.00 feet, an arc distance of 39.80 feet to a point (said curve having a central angle of 8 degrees 38' 16", a chord bearing South 80 degrees 53' 12" East and a chord distance of 39.76 feet);

Thence South 76 degrees 35' 27" East a distance of 39.22 feet to a point;

Thence South 5 degrees 12' 30" West a distance of 351.82 feet to an iron pin;

Thence North 84 degrees 47' 31" West a distance of 468.50 feet to an iron pin;

Thence North 6 degrees 28' 20" West a distance of 89.87 feet to a point;

Thence North 84 degrees 47' 31" West a distance of 199.18 feet to an iron pin on the Easterly right-of-way line of Interstate 75;

Thence with said right-of-way North 6 degrees 28' 20" West a distance of 324.23 feet to the place of beginning, containing 5.619 acres, more or less.

PART II:

Beginning at the interstate of the South line of Contemporary Plaza as recorded in Book 106, Page 89 of the Plat Records of Montgomery County, Ohio, and the Easterly right-of-way of Prestige Place as recorded in Frisch's in Plat Book 130, Page 10, said point being South 85 degrees 12' 20" East a distance of
265.56 feet from the Southwest corner of Lot No. 5 of Contemporary Plaza;

Thence from said point of beginning, South 85 degrees 12' 20" East a distance of
485.97 feet to a point;

Thence South 5 degrees 12' 30" West a distance of 1.29 feet to a point in the North right-of-way line of Prestige Plaza;

Thence North 81 degrees 19' 58" West a distance of 2.21 feet to a point of curvature;

Thence Northwestwardly on a curve to the left having a radius of 427.40 feet an arc distance of 27.61 feet to a point (said curve having a central angle of 3 degrees 42' 05", a chord bearing of North 83 degrees 21' 18" West, and a chord distance of 27.61 feet);

Thence North 85 degrees 12' 20" West a distance of 456.16 feet to a point;

Thence North 4 degrees 47' 40" East a distance of 0.25 feet to the point of beginning, containing .003 acres, more or less.

Together with those appurtenant and non-exclusive rights under a Deed of Easement between Frisch's Restaurants, Inc., and PC Development Limited Partnership dated January 30, 1987 and recorded January 30, 1987 at 12:34 P.M. in Deed Microfiche No. 87-0055E04, Montgomery county recorder's office.

Part III:

Together with those appurtenant and non-exclusive rights under a Deed of Easement between Frisch's Restaurants, Inc., and PC Development Limited Partnership dated January 30, 1987 and recorded January 30, 1987 at 12:34 P.M. in Deed Microfiche No. 87-0055E04, Montgomery county recorder's office.

                                   EXHIBIT A-2

                           COLUMBUS LEGAL DESCRIPTION

PARCEL ID NO. 010-000474-00

The leasehold estate created by the Memorandum of Air Space and Air Rights Lease executed by Huntington Center Associates, an Ohio general partnership, Lessor, and Columbus/Front Ltd., an Ohio limited partnership, Lessee, dated March 28, 1984, recorded in Official Records Volume 04149, Page H-16 and the Memorandum of Amended and Restated Air Space and Air Rights Lease and Agreement dated March 23, 1995, recorded April 11, 1995 in Official Records Volume 28829, Page I-08, demising and leasing for the term commencing March 23, 1995 and ending December 31, 2045, and assigned to FelCor Suites Limited Partnership, a Delaware limited partnership, by Assignment of Amended and Restated Air Space and Air Rights Lease and Agreement dated February 6, 1998, recorded February 20, 1998 in Instrument Number 199802200038452, and being further assigned to Ashford Columbus LP, a Delaware limited partnership, by Assignment and Assumption of Air Rights Lease Agreement dated October 8, 2003 and recorded October 10, 2003 in Instrument Number 200310100327318, Recorder's Office, Franklin County, Ohio, the following described premises, to-wit:

PARCEL A:

Situated in the State of Ohio, County of Franklin and City of Columbus,

And being all of the three dimensional air space above a level plane at the elevation of 801.75 feet above mean sea level datum, as related to U.S. Coast and Geodetic Survey Bench Mark Q 308 at the Southwest corner of the Capital Building published elevation 773.509.

Said level plane being located over parts of Inlots Nos. 193, 194, 195, 196 and 197 in said City of Columbus as said inlots are numbered and delineated on the record plat thereof, of record in Deed Book "F", Page 332 (reproduced in Plat Book 3, Page 248 and Plat Book 14, Page 27), records of the Recorder's Office, Franklin County, Ohio.

Said level plane area being limited and defined by parallel vertical side planes, the location of the intersection of said vertical side planes with the surface of the earth being more particularly described as follows:

Beginning at ground level at a point in the Westerly line of the above mentioned Inlot No. 193 and the Easterly line of South Front Street (82.5') said point being South 12 degrees 00 minutes 00 seconds East a distance of 14.50 feet from the Northwesterly corner of said Inlot No. 193 and the intersection of the Easterly line of South Front Street with the Southerly line of West Capital Street (35');

Thence North 78 degrees 00 minutes 00 seconds East at right angles to the Westerly line of said Inlot No. 193 a distance of 67.00 feet to a point in said Inlot No. 193;

Thence South 12 degrees 00 minutes 00 seconds East across the above mentioned Inlots Nos. 193, 194, 195, 196 and 197 and parallel to the Westerly line of said Inlots and the Easterly line of South Front Street, 295.08 feet to a point in said Inlot No. 197;

Thence South 78 degrees 00 minutes 00 seconds West a distance of 67.00 feet to the Westerly line of said Inlot No. 197;

Thence North 12 degrees 00 minutes 00 seconds West along the Westerly line of said Inlots and the Easterly line of Front Street 295.08 feet to the place of beginning.

Containing 19,768 square feet, more or less.

TOGETHER WITH those easements appurtenant to the interest insured herein as granted in the Memorandum of Lease dated April 19, 1984, filed April 25, 1984 at 11:05 A.M., and recorded in Official Record 04149H16, as amended in Second Amendment to Air Space and Air Rights Lease and Agreement in Official Record 17323G20 and Memorandum of Amended and Restated Air Space and Air Rights Lease and Agreement in Official Record 28829I08.

PARCEL B:

TOGETHER WITH those easements granted in the said Easement from the City of Columbus, a municipal corporation in Franklin County, State of Ohio, dated February 10, 1982, filed March 12, 1982 at 11:00 A.M., in Official Record 01598A20.

PARCEL C:

TOGETHER WITH those easements granted in the said Easement from the City of Columbus, dated April 6, 1984, filed April 13, 1984 at 8:50 A.M. in Official Record 04104D18.

PARCEL D:

TOGETHER WITH those easements granted in the said Easement from the City of Columbus, dated July 16, 1984, filed for record July 18, 1984 at 3:10 P.M. in Official Record 04529H14.

                                   EXHIBIT A-3

                           FLAGSTAFF LEGAL DESCRIPTION

PARCEL NO. 1:

A parcel of land described in Docket 1645, page 428, records of Coconino County, Arizona, (R1) being that part of the Northwest quarter of Section 21, Township 21 North, Range 7 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, and more particularly described as follows:

BEGINNING at the center quarter corner of said Section 21, said point being a found 1 1/2 inch brass cap in concrete marked "C1/4S21";

Thence North 00(degree)30' West, along the North-South centerline of said
Section 21, a distance of 1398.60 feet (record 1402.95 feet (R1) and record 1398.90 feet according to Docket 1721, page 586 (R2)), to the most Easterly corner of that certain parcel of land described in Docket 910, page 901,(R4);

Thence South 38(degree)16'27" West, a distance of 211.03 feet (Record South 38(degree)12' West, 211 feet (R1) and record 210.89 feet (R2)) along the Southeasterly line of said R4, to that certain point described of record as the most Southerly corner of the Park Plaza Motel property;

Thence continue South 38(degree)16'27" West, a distance of 417.13 feet (record South 38(degree)12' West, 417.35 feet (R1)) to the most Southerly corner of said R4;

Thence North 46(degree)15'34 West, a distance of 106.66 feet (record North 46(degree)20' West (R1) and North 46(degree)16'43" West, 106.49 (R1)) along the Southwesterly line of said R4 to the most Westerly corner of said R4, and the TRUE POINT OF BEGINNING;

Thence continue North 46(degree)15'34" West (record North 46(degree)20' West
(R1)) a distance of 327.11 feet to the most Westerly corner of said R1, said point being a found 3/8 inch iron pin set in concrete, and which point is on the Southeasterly right-of-way line of Milton Avenue (formerly U. S. Highway 89-A);

Thence North 46(degree)51'18" East, a distance of 437.57 feet (record North 46(degree)51' East, 437.66 feet (R1)), along said Southeasterly right-of-way line to a point on the Southwesterly line of R2, and which point is the most Northerly corner of said R1;

Thence South 42(degree)54'26" East (record South 43(degree)00'30" East (R1) a distance of 263.45 feet along said Southwesterly line R2, and along the Northeasterly line of said R1 to the most Easterly corner of said R1, which point lies on the Northwesterly line of said R4;

Thence South 38(degree)16'27" West, a distance of 423.45 feet along said Northwesterly line of said R4, to the Point of Beginning.

PARCEL NO. 2:

TOGETHER WITH EASEMENT RIGHTS in that certain Reciprocal Easement for Ingress and Egress and rights incident thereto, as set forth in instrument recorded in Document No. 86-07886, recorded in Docket 1083, Page 339, re-recorded in Docket 1084, Page 595, as amended by that certain Modification of Reciprocal Easement for Ingress and Egress dated as of December, 2003, recorded in the office of the County Recorder of Coconino County, Arizona, covering the following described property:

A portion of the Northwest quarter of Section 21, Township 21 North, Range 7 East, of the Gila and Salt River Base and Meridian, Coconino County, Arizona, being an Easement for ingress and Egress purposes, granted in Docket 1083, page 339, and re-recorded in Docket 1084, page 595, and more particularly described as follows:

COMMENCING at the Center quarter corner of Section 21;

Thence North 00(degree)30'00" West, along the North-South mid-Section line (Basis of Bearing) a distance of 1398.90 feet (1400.00 record) to a found aluminum cap marked "ARENCO LS13010";

Thence South 38(degree)12'37" West (South 38(degree)12' West record) along the West line of N.A.U. property, a distance of 210.89 feet (211.00 record) to a found aluminum cap marked "ARENCO LS13010";

Thence North 42(degree)55'17"West (North 43(degree)15' West record) a distance of 107.26 feet to the TRUE POINT OF BEGINNING;

Thence continue North 42(degree)55'17" West (North 43(degree)15' West record) a distance of 263.86 feet to the Easterly right-of-way line of Oak Creek Highway, 50 feet to the right of the established center line of said Highway;

Thence South 46(degree)50'51" West (South 46(degree)45' West record) along the Highway right-of-way, a distance of 60.00 feet;

Thence South 44(degree)06'41" East. a distance of 272.15 feet;

Thence North 38(degree)12'37" East, a distance of 55.00 feet to the Point of Beginning.

PARCEL 3:

TOGETHER WITH EASEMENT RIGHTS in that certain Declaration of Restriction of Use of Real Property dated February 17, 1995, recorded on February 28, 1995, in Docket (Book) 1749, Page 157, as reinstated and modified by Reinstatement and Modification of Declaration of Restriction of Use of Real Property dated as of January 22, 2003, recorded in the Official Records.

                                   EXHIBIT A-4

                            PHOENIX LEGAL DESCRIPTION

That portion of Section 6, Township 1 North, Range 4 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

Commencing at the North quarter corner of Section 6;

Thence South 89 degrees 59 minutes 43 seconds East, along the North line of said
Section 6 and the center line of McDowell Road, 326.00 feet;

Thence South 00 degrees 07 minutes 00 seconds West, 40.00 feet to a point on the South right-of-way line of said McDowell Road said point also being the True Point of Beginning;

Thence continuing South 00 degrees 07 minutes 00 seconds West along the East line of the West 326.00 feet of the Northeast quarter of said Section 6, 131.00 feet;

Thence East, along the South line of the North 171.00 feet of Lot 2 of said
Section 6, 136.00 feet;

Thence South, along the West line of the East 181.50 feet of the East 317.50 feet of the West 643.50 feet of Lot 2, Section 6, 162.00 feet;

Thence South 89 degrees 59 minutes 43 seconds East, 22.75 feet;

Thence South 00 degrees 07 minutes 00 seconds West, along the East line, of the West half, of the East 317.50 feet, of the North 660.00 feet, of the West 643.50 feet of the North half of said Lot 2, 281.00 feet, to a point on the North right-of-way line of Willetta Street,

Thence North 89 degrees 59 minutes 43 seconds West, along said North right-of-way line of Willetta Street 434.75 feet to a point on the East right-of-way line of 44th Street;

Thence North 00 degrees 07 minutes 00 seconds East, along said East right-of-way line of 44th Street, 559.00 feet;

Thence North 45 degrees 03 minutes 39 seconds East, 21.23 feet to a point on the South right-of-way line of said McDowell Road;

Thence South 89 degrees 59 minutes 33 seconds East, along the South right-of-way line of said McDowell Road, 261.00 feet to a point, said point also being the True Point of Beginning.

ALSO DESCRIBED AS:

That portion of Section 6, Township 1 North, Range 4 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

Commencing at the North quarter corner of Section 6;

THENCE along the North line of said Section 6 and the Center line of McDowell Road, South 89 degrees 59 minutes 43 seconds East (R) [North 89 Degrees 59 Minutes 33 Seconds West (M)], a distance of 326.00 feet (R&M);

Thence South 00 degrees 07 minutes 00 seconds West (R)[South 00 Degrees 00 Minutes 05 Seconds West (M)], a distance of 40.00 feet (R) [39.98 feet (M)], to a point on the South right-of-way line of said McDowell Road, said point also being the TRUE POINT OF BEGINNING;

Thence along the East line of the West 326.00 feet of the Northeast quarter of said Section 6, South 00 Degrees 07 Minutes 00 Seconds West (R) [North 00 Degrees 09 Minutes 25 Seconds East (M)], a distance of 131.00 feet (R&C);

Thence along the South line of the North 171.00 feet of Lot 2 of said Section 6, South 89 Degrees 59 Minutes 43 Seconds East (R) [South 89 Degrees 55 Minutes 54 Seconds East (C)], a distance of 136.00 feet (R&C);

Thence along the West line of the East 181.50 feet of the East 317.50 feet of the West 643.50 feet of Lot 2, Section 6, South 00 Degrees 07 Minutes 20 Seconds West (R)[South 00 Degrees 09 Minutes 25 Seconds West (C), a distance of 162.00 feet (R) [161.96 feet (C)];

Thence South 89 degrees 59 Minutes 43 seconds East (R) [North 89 Degrees 55 Minutes 54 Seconds West (M)], a distance of 22.75 feet (R&C);

Thence along the East line of the West half, of the East 317.50 feet, of the North 660.00 feet, of the West 643.50 feet, of the North half of said Lot 2, South 00 Degrees 07 Minutes 00 Seconds West (R) [South 00 Degrees 05 Minutes 25 Seconds West (M)], a distance of 281.00 feet (R) [280.86 feet (M)], to a point on the North right-of-way line of Willetta Street;

Thence along said North right-of-way line of Willetta Street, North 89 Degrees 59 Minutes 43 Seconds West (R&M), a distance of 434.75 (R&M), feet to a point on the East right-of-way line of 44th Street;

Thence along said East right-of-way line of 44th Street, North 00 Degrees 07 Minutes 00 Seconds East (R&M), a distance of 559.00 feet (R&M);

Thence North 45 Degrees 03 Minutes 39 Seconds East (R) [North 45 Degrees 03 Minutes 40 Seconds East (M), a distance of 21.23 feet (R&M), to a point on the South right-of-way line of said McDowell Road;

Thence along the South right-of-way line of said McDowell Road, South 89 Degrees 59 Minutes 33 Seconds East (R) [South 89 Degrees 59 Minutes 48 Seconds East
(M)], a distance of 261.00 feet (R)[261.08 feet (M)], to a point, said point also being the TRUE POINT OF BEGINNING.

Note: (R)=Recorded bearing or distance; (M)=Measured bearing or distance;
(C)=Calculated bearing or distance

                                   EXHIBIT A-5

                           SYRACUSE LEGAL DESCRIPTION

PARCEL "A"

ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Dewitt, County of Onondaga and State of New York, being part of Lot 21, in said Town, and being more specifically described as follows:

BEGINNING at a point in the easterly line of Old Collamer Road at the intersection of said easterly line with the southerly line of lands of the New York State Thruway as appropriated and recorded in Book 1422 of Deeds at page 577 in the Onondaga County Clerk's Office; running thence north 86(degree)55'26" east a distance of 404.62 feet along the southerly line of lands of New York State Thruway to an angle point; thence north 86(degree)39' 48" east a distance of 203.41 feet along the southerly line of lands of New York State Thruway to a point; thence south 03(degree)00'58" east a distance of 275.00 feet to a point; thence south 86(degree)38'42' west a distance of 128.59 feet to a point in the northerly line of Embassy Drive as proposed to be dedicated to the Town of Dewitt; thence continuing south 86(degree)38'42" west a distance of 69.79 feet along the northerly line of Embassy Drive, as proposed, to the northwesterly corner thereof; thence south 86(degree)49'12" west a distance of 540.65 feet to a point in the easterly line of Old Collamer Road; thence north 22(degree)21'45" east a distance of 305.65 feet along the easterly line of Old Collamer Road to the point of beginning.

TOGETHER with a non-exclusive right of way and easement on, over, in, under, and across the following described Easements I, II and III:

EASEMENT I

ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Dewitt, County of Onondaga and State of New York, being part of Lot 21, in said Town, and being more particularly described as follows:

BEGINNING at a point in the northerly line of Court Street Road at the intersection of said northerly line with the easterly line of a parcel of land conveyed to Welter and recorded in Book 1037 of Deeds at page 310 in the Onondaga County Clerk's Office; running thence north 03(degree)10'48" west a distance of 737.0 feet along the easterly line of said parcel conveyed to Welter and a prolongation northerly thereof to a point; thence north 86(degree)38'42" east a distance of 69.79 feet to a point of curvature (said point to be known as "Point A" for future reference); thence easterly and southerly on a curve to the right with a radius of 70.00 feet a distance of 177.02 feet to a point (designated as "Point B" for future, reference); thence continuing on said curve to the right with a radius of 70.00 feet a distance of 20.48 feet to a point of reverse curvature; thence on a curve to the left with a radius of 50.00 feet a distance of 62.38 feet to a point of tangency; thence south 03(degree)10'48" east a distance of 23.42 feet to a point (designated as "Point C" for future reference); thence continuing south 03(degree)10'48" east a distance of 530.00 feet to a point in the northerly line of Court Street Road; thence south 86(degree)49'12" west a distance of 58.10 feet along the northerly line of Court Street Road to the point of beginning.

EASEMENT II

A strip of land 20 feet in width, the center line of which is more particularly described as follows:

BEGINNING at a point 40.00 feet westerly of the southeast corner of Parcel "A" referred to above as shown on the proposed subdivision map of Court Street Road Development as presented to the Town of Dewitt; thence south 21(degree)16'19" west a distance of 155.00 feet, more or less, to a point in the northerly line of Easement III described below.

EASEMENT III

BEGINNING at the point designated as "Point B" in the afore-described Easement 1 above, said point being located in the easterly line of Embassy Drive, as proposed; running thence south 41(degree)35'00" east a distance of 101.60 feet to a point in the northerly line of a proposed Detention Area; thence north 86(degree)35'49" east a distance of 289.00 feet to a point; thence north 86(degree)13'38" east a distance of 496.08 feet to a point in the westerly line of Kinne Street; thence south 03(degree)39'57" east a distance of 60.00 feet along the westerly line of Kinne Street to a point; thence south 86(degree)49'12" west a distance of 407.67 feet to a point; thence south 03(degree)10'48" east a distance of 91.71 feet to a point; thence south 86(degree)49'12" west a distance of 493.32 feet to a point in the easterly line of Embassy Drive, as proposed; thence north 03(degree)10'48" west a distance of
145.00 feet along the easterly line of said Embassy Drive to the point designated as "Point C" in the afore-described Easement I; thence north 86(degree)35'49" east a distance of 90.00 feet to a point; thence north 41(degree)35'00" west a distance of 89.94 feet to a point in the easterly line of Embassy Drive, as proposed; thence easterly and northerly on a curve to the left with a radius of 70.00 feet a distance of 20.48 feet along the easterly line of said Embassy Drive to the point of beginning.

Tax Map No. 026.-4-21.0

                                   EXHIBIT B-1

                           DAYTON PERMITTED EXCEPTIONS

1. Real estate taxes and assessments for the year 2003, and all subsequent years, not yet due and payable.

2. Restrictions appearing of record in Limited Warranty Deed dated January 30, 1987, to Frisch's Restaurant, Inc., filed and recorded in Deed Microfiche No. 87-0055-D12, Montgomery County Recorder's Office. (As to Parcel III).

3. Easement for underground pipeline granted to The Ohio Fuel Gas Company by instrument dated May 23, 1960, filed and recorded in Deed Book 1990, Page 155, Montgomery County Recorder's Office, and as shown on survey of the land prepared by Bradley J. Judge, RAPS No. 7150, Job No. 286-3, dated December 8, 2003.

4. Right-of-Way and Easement for the transmission and/or distribution of electric energy, including underground facilities, if any, granted to The Dayton Power and Light Company by instrument dated May 1, 1968, filed and recorded in Deed Book 2411, Page 742, Montgomery County Recorder's Office, and as shown on survey of the land prepared by Bradley J. Judge, RAPS No. 7150, Job No. 286-3, dated December 8, 2003.

5. Right-of-Way and Easement for waterline, together with underground facilities if any, granted to The Board of County Commissioners of Montgomery County, Ohio by instrument dated April 10, 1987, filed June 26, 1987 at 8:47 A.M., and recorded in Deed Microfiche No. 87-0362-B01, Montgomery County Recorder's Office, and as shown on survey of the land prepared by Bradley J. Judge, RAPS No. 7150, Job No. 286-3, dated December 8, 2003.

6. Right-of-Way and Easement for gas, electric and/or utility lines or facilities, for the transmission and/or distribution of electric energy, for the distribution of liquefied and/or gaseous substance; and/or for other utility purpose(s); and for any and all purposes for which gas and/or electric energy and/or the distribution of liquefied and/or gaseous substances, together with underground facilities, if any, granted The Dayton Power and Light Company by instrument dated June 18, 1987, filed September 17, 1987 at 9:33 A.M., and recorded in Deed Microfiche No. 87-0549-E09, Montgomery County Recorder's Office, and as shown on survey of the land prepared by Bradley J. Judge, RAPS No. 7150, Job No. 286-3, dated December 8, 2003 (As to Parcel III).

7. Terms, covenants and conditions deed of easement granted to PC Development Limited Partnership, an Ohio limited partnership by instrument dated January 30, 1987, filed January 30, 1987 at 12:34 P.M., and recorded at Deed microfiche No. 87-0055-E04, Montgomery County Recorder's Office, and as shown on survey of the land prepared by Bradley J. Judge, RAPS No. 7150, Job No. 286-3, dated December 8, 2003.

8. Limited access notations together with Easements for the construction, operation, maintenance, repair, replacement, or removal of water, sewer, gas, electric, telephone, or other utility line or services and for the express privilege of removing any and all trees or other obstructions to the free use of said utilities and for providing of ingress and egress to the property for said purposes as shown on the plat of Frisch's Replat as recorded in Plat Book "154," Page 36, and Reservation of easement(s), as shown on the recorded plat of subdivision unto the respective utility company(s) to install, construct, reconstruct, operate, maintain, repair, supplement and remove at any time underground communications and/or electric power cable facilities in, under, and upon a strip of land three
      (3) feet in width extending from rear or side lot lines to the building site of said lot. Said grant includes the right at all times of ingress to and egress from said strip. The right to use the premises parallel to and adjoining the boundaries of said strip for the operation of apparatus, appliances and equipment for any of the purposes herein specified and the right to clear and keep cleared and strip of all shrubbery, trees, roots, undergrowth and obstructions so as to keep facilities clear thereof. The utility company shall promptly restore the surface of said strip to its former state of usefulness as shown in Frisch's Plat as recorded in Plat Book 130, Page 10 and Frisch's Plat Replat as recorded in Plat Book 154, Page 36, Montgomery County Recorder's Office, and as shown on survey of the land prepared by Bradley J. Judge, RAPS No. 7150, Job No. 286-3, dated December 8, 2003.

                                   EXHIBIT B-2

                          COLUMBUS PERMITTED EXCEPTIONS

1. Real estate taxes and assessments for the year 2003, and all subsequent years, not yet due and payable.

2. Terms and conditions of the Memorandum of Air Space and Air Rights Lease executed by Huntington Center Associates, an Ohio general partnership, Lessor, and Columbus/Front Ltd., an Ohio limited partnership, Lessee, dated March 28, 1984, recorded in Official Records Volume 04149, Page H-16 and the Memorandum of Amended and Restated Air Space and Air Rights Lease and Agreement dated March 23, 1995, recorded April 11, 1995 in Official Records Volume 28829, Page I-08, and Assignment of Amended and Restated Air Space and Air Rights Lease and Agreement dated February 6, 1998, recorded February 20, 1998 in Instrument Number 19980220038452, Recorder's Office, and Assignment and Assumption of Air Rights Lease Agreement dated October 8, 2003, recorded October 10, 2003, in 200310100327318, Franklin County, Ohio.

3. Terms and conditions of those certain easements recorded in Official Records Volume 01598, Page A-20, Official Records Volume 04529, Page H-14; and Official Records Volume 04104, Page D-18, Recorder's Office, Franklin County, Ohio, and as shown on survey of the and prepared by Albert J. Meyers, RPS No. 6579, Job No. 6-12-29-94, last updated October 3, 2003.

4. Easements reserved by the City of Columbus to operate and maintain any and all sewers, waterlines and any other public utilities owned by the City and any other public utilities existing on or in the alley vacated by ordinance No. 15-81, together with the right of entry at any time for the purpose of constructing, installing, replacing, operating and maintaining same.

                                   EXHIBIT B-3

                         FLAGSTAFF PERMITTED EXCEPTIONS

All recording data refer to records in the office of the County Recorder of Coconino County, Arizona.

1. Taxes and assessments collectible by the County Treasurer a lien payable but not yet due for the second half of 2003.

2. Reservations or exceptions in Patents or in Acts authorizing the issuance thereof.

3. Easements and rights incident thereto, as set forth in instrument recorded in Document 76 of Official Records, Page 408.

4. Easement and rights incident thereto, as set forth in instrument recorded in Docket 900, Page 185.

5. Reciprocal Easement for Ingress and Egress and rights incident thereto, as set forth in instrument recorded in Document No. 86-07886, recorded in Docket 1083, Page 339, re-recorded in Docket 1084, Page 595, as amended by that certain Modification of Reciprocal Easement for Ingress and Egress dated as of December __, 2003, recorded in the office of the County Recorder of Coconino County, Arizona.

6. Easement for waterline and rights incident thereto, as set forth in instrument recorded in Docket 1216, Page 639.

7. Pedestrian Access Easement and rights incident thereto as set forth in instrument recorded in Document No. 96-22987, Recorded in Docket 1898, Page 819.

8. Public Utility Easement and rights incident thereto as set forth in instrument recorded in Document No. 96-25429, recorded in Docket 1905, page 651.

9. The following matter(s) disclosed by survey of said land by Northland Exploration Surveys, Job Number 03-082, dated December 18, 2003:

      a. Encroachment of an improvement consisting of a concrete block wall surrounding the air conditioning unit onto land adjoining on the Southeast approximately .5 feet to .85 feet.

      b. Right of Way for parking spaces over the Northeasterly portion of said land.

      c. Right of Way for an electric box along the Southeasterly line of said land.

      d. Right of Way for an electric box on the Northwesterly line of said land.

      e. Right of Way for catch basins and concrete drainage wall along the northeasterly portion of said land.

      f. Right of Way for a water meter on the Northeasterly line of said land.

      g. Right of Way for a telephone junction box on the Northwesterly line of said land.

      h. Encroachment of an improvement consisting of a Wall onto subject property on Southwesterly boundary of approximately 1.76 to 1.23 feet.

      i. Encroachment of an improvement consisting of a Curbing and Sign onto street adjoining on the Northwest.

      j. Encroachment of a pedestrian easement, which lies outside of recorded Easement shown on Exception 12.

10. Declaration of Restriction of Use of Real Property dated February 17, 1995, recorded on February 28, 1995, in Docket (Book) 1749, Page 157, as reinstated and modified by Reinstatement and Modification of Declaration of Restriction of Use of Real Property dated as of January 22, 2003, recorded in the Official Records.

                                   EXHIBIT B-4

                          PHOENIX PERMITTED EXCEPTIONS

1. Taxes and assessments collectible by the County Treasurer, a lien payable but not yet due for the year 2003, second half..

2. Easement for downguys and rights incident thereto, as set forth in instrument recorded in Docket 2359, page 238 and, as shown on survey of the land prepared by Leonard J. Earle, II, P.E., L.S., RPS No. 16529, Job No. 1033.05, dated December 18, 2003.

3. Easement for electrical facilities and rights incident thereto, as set forth in instrument recorded in Docket 15773, page 339 and, as shown on survey of the land prepared by Leonard J. Earle, II, P.E., L.S., RPS No. 16529, Job No. 1033.05, dated December 18, 2003.

4. Easement for electrical facilities and rights incident thereto, as set forth in instrument recorded in Document No. 98-0750097 and, as shown on survey of the land prepared by Leonard J. Earle, II, P.E., L.S., RPS No. 16529, Job No. 1033.05, dated December 18, 2003.

5. Reservations or exceptions in Patents or in Acts authorizing the issuance thereof.

6. Water rights, claims or title to water, and agreements, covenants, conditions or rights incident thereto, whether or not shown by the public records.

                                   EXHIBIT B-5

                          SYRACUSE PERMITTED EXCEPTIONS

1. Survey prepared by Jack W. Cottrell, NYS-RLS #21368, Job No. ROLL25-4, dated November 21, 2003 shows: (a) location steel storage sheds labeled "A" to the east of insured premises noted as possible encroachment; (b) North line being the south line of N.Y.S. Thruway (variable widths open - no access); (c) location of Easement 1 Proposed Embassy Drive [not open] no ingress/egress; location of 8" sewer and water lines within said easement; (d) no other violations or encroachments.

2. 10' underground Line Easement given by Embassy/Shaw Syracuse Venture Co. to Niagara Mohawk Power Corporation dated February 9, 1990 and recorded February 28, 1990 in the Onondaga County Clerk's Office in Book 3602 of Deeds Page 96 as shown on survey of the land prepared by Jack W. Cottrell, NYS-RLS #21368, Job No. ROLL25-4, dated November 21, 2003.

3. Terms of an easement included in a Bargain & Sale Deed given by Cal-Tran Associates to Embassy/Shaw Syracuse Venture, dated April 12, 1989 and recorded April 20, 1989 in the Onondaga County Clerk's Office in Book 3524 of Deeds Page 305.

\
                                    EXHIBIT C

                                   LITIGATION

                       EMBASSY SUITES, SYRACUSE, NEW YORK

Maynard Dennis v. Embassy Suites Hotel (No. 03-0020)

      Type of Claim:   Slip and Fall (Plaintiff employee of Premier Restaurant
                       Operations)
      Property:        Syracuse, NY/Embassy Suites
      DOL/Date Served: December 23, 2001/January 24, 2003 (date faxed to FelCor)
      Plaintiff's Attorney:        James B. Fleckenstein
                                   117 South State Street
                                   Syracuse, NY 13202
                                   (315) 475-3012
      Defendant's Attorney:        Craig P. Curcio
                                   Law Offices of Craig P. Curcio
                                   One Edgewater Drive
                                   Middletown, NY 10940
                                   (845) 344-2524
                                   f - (845) 344-2528
      Claim Adjuster:              Cassandra Malanga
      Claim No.:                   231LU 169726N
      Forwarded to us from Hotel.  Forwarded to Craig Manning at Marsh
      (February 24, 2003)          on 1-24-03.

Angela F. Ormond and Edmond J. Ormond v. FelCor Lodging Trust Incorporated (No. 114631)

      Type of Claim:               Personal Injury (involving treadmill)
      Property:                    Syracuse, NY/Embassy Suites
      DOL/Date Served:             August 30, 2002/August 28, 2003
      Plaintiff's Attorney:        Robert J. Sassone
                                   40 South Main Street
                                   Norwood, NY 13668
                                   (315) 353-7398
      Claim No.:                   231 LN 161873
      Claim Adjustor:              Cassandra Malanga
      Forwarded to Barbara Sluke at Kemper 8-28-03. Received confirmation of receipt 8-28-03.

      Both plaintiffs are asking for $1,000,000 in damages.

Pasquale Popolizio and Lisa Stadtlander, as parent & natural guardian of Teodoro
J. Popolizio, a minor v. FelCor Lodging Trust Incorporated, FelCor Lodging Limited Partnership, Hilton Hotels Corporation

Type of Claim: Personal Injury (electrical shock due to faulty lamp)

                                    EXHIBIT D

                                    RENT ROLL

1. Restaurant Lease Agreement dated July 14, 1997, executed between DJONT Leasing, L.L.C. and Premier Restaurant Operations, L.L.C., as amended by First Amendment dated May 3, 2000, Second Amendment dated July 18, 2001, and Letter Agreement (with renewal) dated May 13, 2002, and as further amended and assigned by DJONT Leasing, L.L.C. to Ashford Syracuse LP pursuant to Assignment, Assumption and Amendment of Restaurant Lease dated October 8, 2003.

                                    EXHIBIT E

      MERRILL LYNCH CAPITAL REAL ESTATE INSURANCE REQUIREMENTS - HOTELS

BORROWER NAME:____________________
PROJECT NAME:_____________________

THE FOLLOWING REQUIREMENTS FOR INSURANCE ARE EFFECTIVE AS OF THE CLOSING DATE. LENDER RESERVES THE ABSOLUTE RIGHT TO MODIFY, AMEND OR SUPPLEMENT THESE REQUIREMENTS AT ANY TIME AND FROM TIME TO TIME DURING THE TERM OF THE LOAN AND BORROWER WILL BE REQUIRED TO SATISFY ANY SUCH MODIFIED, AMENDED OR SUPPLEMENTED REQUIREMENTS AFTER COMMERCIALLY REASONABLE NOTICE TO BORROWER FROM LENDER OF SUCH MODIFICATION, AMENDMENT OR SUPPLEMENT.

PROPERTY INSURANCE (MUST SHOW THE FOLLOWING):

1. Issued on Acord 27 form (Evidence of Insurance), signed by authorized agent

2.    Insurance carrier(s) rated A- VII or better (by A.M. Best)

3.    Current policy term

4.    Annual premium for the coverages shown

5.    Premiums that remain unpaid for the term of the policy, if any

6.    All risk/special perils coverage form

7. Replacement cost coverage with waiver of coinsurance or agreed amount endorsement

8.    Bailee coverage covering property in insured's care, custody, and control

9.    Waiver of terrorism exclusion (or indicate "no terrorism exclusion")

10.   Deductible not greater than $25,000

      - If the deductible is subject to an overall aggregate deductible, this must be disclosed with a copy of the specific aggregate deductible agreement provided.

11. Building coverage greater than or equal to replacement cost valued by Merrill Lynch Capital or its representatives (if blanket limit or loss limit is indicated on the policy, declared building value must be shown on the evidence of insurance). Renewal amount shall be adjusted by Borrower, subject to Lender's approval, to maintain proper insurable values.

12. Business Interruption, Extra Expense, and Contingent Business Interruption for Property and Boiler and Machinery risks in an amount equal to 12 months projected net profits, and continuing expense

13.   Boiler & Machinery coverage

14. Broad form Crime Insurance insuring against the loss of hotel and/or guest property due to criminal actions

15.   Building Law and Ordinance coverage

16.   Windstorm coverage, if applicable (For Florida/Coastal properties)

17. Flood coverage, if applicable (For properties in FEMA flood zones A, B, V, and X-Shaded)

18. Earthquake coverage, if applicable (For properties located in Seismic Zones 3 and 4)

19. Merrill Lynch Capital included as Mortgagee and Loss Payee (as applicable) and Certificate Holder (see below)

20. 30 days (10 days for non-payment) notice of cancellation or any material change in the policy to Merrill Lynch Capital deleting "endeavor to" and "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives" language

21. Waiver of Subrogation endorsement in favor of Merrill Lynch Capital (see below)

22. Higher limits and special coverages in addition to those indicated above may be required depending upon the property size and nature of operations (if a joint venture)

      MERRILL LYNCH CAPITAL REAL ESTATE INSURANCE REQUIREMENTS - HOTELS (CONTD.)

BORROWER NAME:____________________
PROJECT NAME:_____________________

GENERAL LIABILITY INSURANCE (MUST SHOW THE FOLLOWING):

1. Issued on Acord 25 form (Certificate of Insurance), signed by authorized agent

2.    Insurance carrier (s) rated A- VII or better (by A.M. Best)

3.    Current policy term

4.    Annual premium for the coverages shown

5.    Premiums that remain unpaid for the term of the policy, if any

6.    Include coverage for Contractual Liability

7. Include coverage for Liquor Liability if restaurants, bars, and/or room service provides the sale of alcoholic beverages

8. Include waterborne and watercraft coverage if hotel is on a waterfront and/or provides boating and/or marina services

9.    Waiver of terrorism exclusion (or indicate "no terrorism exclusion")

10.   Deductible not greater than $5,000

      - If the deductible is subject to an overall aggregate deductible, this must be disclosed with a copy of the specific aggregate deductible agreement provided.

11. Minimum $2,000,000 per occurrence limit (primary and umbrella/excess can be combined to achieve minimum limit)

12. 30 days (10 days for non-payment) notice of cancellation or any material change in the policy to Merrill Lynch Capital deleting "endeavor to" and "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives" language

13.   Merrill Lynch Capital included as Additional Insured (see below)

14. Waiver of Subrogation endorsement in favor of Merrill Lynch Capital (see below)

15.   Separation of Insureds/Cross Liability included

16. Insurance shall be noted as being primary without right of contribution of any other insurance carried by or on behalf of Lessor

17. Higher limits and special coverages in addition to those indicated above may be required depending upon the property size and nature of operations (if a joint venture)

AUTOMOBILE LIABILITY INSURANCE (MUST SHOW THE FOLLOWING):

1. Issued on Acord 25 form (Certificate of Insurance), signed by authorized agent

2.    Insurance carrier (s) rated A- VII or better (by A.M. Best)

3.    Current policy term

4.    Coverage for Owned, Non-Owned, and Hired autos

5.    Coverage for Garage Liability and Garagekeepers Legal Liability

6.    Annual premium for the coverages shown

7.    Premiums that remain unpaid for the policy term, if any

8.    Waiver of terrorism exclusion (or indicate "no terrorism exclusion")

9.    Liability deductible not greater than $5,000

      - If the deductible is subject to an overall aggregate deductible, this must be disclosed with a copy of the specific aggregate deductible agreement provided.

10. Minimum $2,000,000 per occurrence limit (primary and umbrella/excess can be combined to achieve minimum limit

11. 30 days (10 days for non-payment) notice of cancellation or any material change in the policy to Merrill Lynch Capital deleting "endeavor to" and "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives" language

      MERRILL LYNCH CAPITAL REAL ESTATE INSURANCE REQUIREMENTS - HOTELS (CONTD.)

BORROWER NAME:____________________
PROJECT NAME:_____________________

12.   Merrill Lynch Capital included as Additional Insured (see below)

13. Waiver of Subrogation endorsement in favor of Merrill Lynch Capital (see below)

14.   Separation of Insureds/Cross Liability included

15. Insurance shall be noted as being primary without right of contribution of any other insurance carried by or on behalf of Lessor

16. Higher limits and special coverages in addition to those indicated above may be required depending upon the property size and nature of operations (if a joint venture)

PROFESSIONAL LIABILITY INSURANCE (MUST SHOW THE FOLLOWING):

1. Issued on Acord 25 form (Certificate of Insurance), signed by authorized agent

2.    Insurance carrier(s) rated A- VII or better (by A.M. Best)

3.    Current policy term

4.    Annual premium for the coverages shown

5.    Premiums that remain unpaid for the policy term, if any

6.    Waiver of terrorism exclusion (or indicate "no terrorism exclusion")

7.    Liability deductible not greater than $25,000

      - If the deductible is subject to an overall aggregate deductible, this must be disclosed with a copy of the specific aggregate deductible agreement provided.

8.    Minimum $2,000,000 per claim limit

9. 30 days notice of cancellation (10 days for non-payment) to Merrill Lynch Capital deleting "endeavor to" and "but failure to mail such notice shall impose no obligation or liability of any kid upon the company, its agents or representatives" language

10. Waiver of Subrogation endorsement in favor of Merrill Lynch Capital (see below)

11. Insurance shall be noted as being primary without right of contribution of any other insurance carried by or on behalf of Lessor

12. Higher limits and special coverages in addition to those indicated above may be required depending upon the property size and nature of operations (if a joint venture)

13. This coverage would be required in the event the hotel employs or contracts with services including, but not limited to, barbers, medical doctors, nurses, masseuse, personal trainers, etc.

      MERRILL LYNCH CAPITAL REAL ESTATE INSURANCE REQUIREMENTS - HOTELS (CONTD.)

BORROWER NAME:____________________
PROJECT NAME:_____________________

CERTIFICATE HOLDER AND ENTITY TO BE SHOWN ON REQUIRED ENDORSEMENTS:

Merrill Lynch Capital,
a division of Merrill Lynch Business Financial Services Inc., and its successors and assigns
222 N. La Salle Street - 16th Floor
Chicago, IL 60601

INSURANCE CONSULTANT FOR MERRILL LYNCH CAPITAL:

Lockton Companies, Inc.
5847 San Felipe, Suite 320
Houston, TX 77057

            PRIMARY CONTACT:                            SECONDARY CONTACT:
            ----------------                            ------------------
Eileen M. Stulak, CPCU                      Debra Golafshan
Vice President, Risk Management Services    Assistant Vice President, Account Manager
713.458.5200 (Main)                         713.458.5200 (Main)
713.458.5281 (Direct)                       713.458.5454 (Direct)
713.724.1541 (Mobile)                       832.656.5641 (Mobile)
713.458.5299 (Fax)                          713.458.5299 (Fax)
estulak@lockton.com (E-mail)                dgolafshan@lockton.com (E-mail)

                                    EXHIBIT F

                  DESCRIPTION OF ENVIRONMENTAL SITE ASSESSMENTS

1. Phase I Environmental Site Assessment of Embassy Suites, 6646 Old Collamer Road, Syracuse, New York, ATC Project No. 34.75003.0036 dated August 18, 2003, prepared by ATC Associates Inc.

2. Phase I Environmental Site Assessment of Embassy Suites, 1515 North 44th Street, Phoenix, Arizona, ATC Project No. 34.75003.0036 dated August 25, 2003, prepared by ATC Associates Inc. ("PHOENIX REPORT")

3. Phase I Environmental Site Assessment of Embassy Suites, 706 South Milton Road, Flagstaff, Arizona, ATC Project No. 34.75003.0036 dated August 25, 2003, prepared by ATC Associates Inc.

4. Phase I Environmental Site Assessment of Doubletree Guest Suites, 300 Prestige Place, Dayton, Ohio 45342, ATC Project No. 34.75003.0036 dated August 25, 2003, prepared by ATC Associates Inc.

5. Phase I Environmental Site Assessment of Doubletree Guest Suites, 50 South Front Street, Columbus, Ohio 43215, ATC Project No. 34.75003.0036 dated August 25, 2003, prepared by ATC Associates Inc. ("COLUMBUS REPORT")

                                    EXHIBIT G

                           FF&E NOT OWNED BY BORROWER

1.    Incidental computer terminals and related equipment owned by Manager

                                    EXHIBIT H

                              INTELLECTUAL PROPERTY

                                      None.

                                    EXHIBIT I

                        DIRECT AND INDIRECT OWNERSHIP OF
                     BORROWERS, PROJECT LESSEE AND PRINCIPAL

                              STRUCTURE OF BORROWER

The following chart shows the structure of Borrower company following completion of the offering and the formation transactions:

                                  [FLOW CHART]

(1) Certain of the executive officers and employees own restricted shares, representing approximately 0.96% of our outstanding common stock, subject to vesting requirements; the independent directors own restricted shares, representing approximately 0.10% of the outstanding common stock; and Friedman Billings Ramsey beneficially owns restricted shares representing 0.25% of the outstanding common stock. The actual number of restricted shares issued to the executive officers and employees is equal, in the aggregate, to 2.25% of the fully-diluted shares of common stock outstanding after completion of this offering, excluding the 65,024 shares issued to the underwriters.

(2) Messrs. Archie and Montgomery Bennett beneficially own 15.85% of Ashford Hospitality Limited Partnership (3.27% through their 100% ownership of Ashford Financial Corporation). Mr. Marty Edelman and certain family members beneficially own 0.70%. Mr. David Brooks beneficially owns 0.70%. Mr. Mark Nunneley beneficially owns 0.28%. Two employees of Remington Hotel Corporation beneficially own 0.49%.

(3) The general partner has no economic interest in the partnership (as permitted under Delaware law).

                                    EXHIBIT J

                               FRANCHISE LICENSES

      1. Franchise License Agreement dated October 8, 2003, executed by Doubletree Hotel Systems, Inc., as franchisor, and Ashford Dayton LP, a Delaware limited partnership, and Ashford TRS Corporation, a Delaware corporation, as franchisee, covering the Doubletree Guest Suites located at 300 Prestige Place, Dayton, Ohio.

      2. Franchise License Agreement dated October 8, 2003, executed by Doubletree Hotel Systems, Inc., as franchisor, and Ashford Columbus LP, a Delaware limited partnership, and Ashford TRS Corporation, a Delaware corporation, as franchisee, covering the Doubletree Guest Suites located at 50
S. Front Street, Columbus, Ohio.

      3. Franchise License Agreement dated October 8, 2003, executed by Promus Hotels, Inc., as franchisor, and Ashford Flagstaff LP, a Delaware limited partnership, and Ashford TRS Corporation, a Delaware corporation, as franchisee, covering the Embassy Suites located at 706 South Milton Road, Flagstaff, Arizona.

      4. Franchise License Agreement dated October 8, 2003, executed by Promus Hotels, Inc., as franchisor, and Ashford Phoenix LP, a Delaware limited partnership, and Ashford TRS Corporation, a Delaware corporation, as franchisee, covering the Embassy Suites located at 1515 N. 44th Street, Phoenix, Arizona.

      5. Franchise License Agreement dated October 8, 2003, executed by Promus Hotels, Inc., as franchisor, and Ashford Syracuse LP, a Delaware limited partnership, and Ashford TRS Corporation, a Delaware corporation, as franchisee, covering the Doubletree Guest Suites located at 6646 Old Collamer Road, Dewitt, New York.

                                    EXHIBIT K

                                  RELEASE PRICE

                      ASHFORD             ASHFORD               ASHFORD              ASHFORD             ASHFORD
                     DAYTON LP          COLUMBUS LP           FLAGSTAFF LP          PHOENIX LP         SYRACUSE LP
-------------------------------------------------------------------------------------------------------------------------
Name:            Doubletree Guest    Doubletree Guest    Embassy Suites         Embassy Suites     Embassy Suites
                 Suites              Suites

Address:         300 Prestige Place  505 Front Street    706 South Milton Road  1515 N. 44th St    6646 Old Collamer Road
                 Dayton, OH 45342    Columbus, OH 43215  Flagstaff, AZ 86001    Phoenix, AZ 85008  Dewitt, NY 13057

Release Price:        4,320,000          9,720,000             4,320,000           13,680,000            12,600,000

                                    EXHIBIT L

                                  ENCROACHMENTS

A.    Dayton, Ohio, Double Tree Guest Suites - None

B.    Flagstaff, Arizona, Embassy Suites

      1.    Northerly face of wall is 1.90' Northerly.

      2.    Fence is 1.23' Northerly.

      3. Fence corner is 0.8' Northerly and 1.2' Easterly, all located on the Southerly Property line.

      4. Northerly face of wall is 1.76' Northerly on Northwesterly Property line; and fence is .8' Easterly on Southeasterly Property Line.

      5. On the property line abutting Milton Avenue, there is a sign in Brick Planter that encroaches onto Milton Avenue.

      6. Encroachment of an improvement consisting of a concrete block wall surrounding the air conditioning unit onto land adjoining on the Southeast approximately .5 feet to .85 feet.

      7. Right of Way for parking spaces over the Northeasterly portion of said land.

      8. Right of Way for an electric box along the Southeasterly line of said land.

      9. Right of Way for an electric box on the Northwesterly line of said land.

      10. Right of Way for catch basins and concrete drainage wall along the northeasterly portion of said land.

      11. Right of Way for a water meter on the Northeasterly line of said land.

      12. Right of Way for a telephone junction box on the Northwesterly line of said land.

C.    Phoenix, Arizona, Embassy Suites

      1. Power lines encroach on East side of insured premises by 1.5' and .5'.

      2.    2' curb and gutter on Parcel 4 on survey encroach 5' onto 44th
            Street.

      3. Portion of trees encroach onto 44th Street and trees and utilities encroach onto Willetta Street.

D.    Syracuse, New York, Embassy Suites

      1. Location steel storage sheds labeled "A" to the east of insured premises noted as possible encroachment

      2. North line being the south line of N.Y.S. Thruway (variable widths open - no access).

      3. Location of Easement 1 Proposed Embassy Drive [not open] no ingress/egress.

      4.    Location of 8" sewer and water lines within said easement.

E.    Columbus, Ohio, Double Tree Guest Suites - None

                                   SCHEDULE I

                                   DEFINITIONS

DEFINED TERMS.

      The following terms as used herein shall have the following meanings:

      AFFILIATE: With respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner.

      AGREEMENT: This Loan Agreement.

      ANNUAL BUDGET: As such term is defined in Section 3.1(d).

      APPRAISAL: An appraisal of a Project performed in accordance with FIRREA and Lender's appraisal requirements by an independent appraiser licensed in the state in which such Project is located and selected and retained by Lender. Borrower may provide to Lender a copy of any FIRREA appraisal prepared for another lender within the past six (6) months. Lender may, in its sole discretion: (a) accept such appraisal; (b) request an update of such appraisal; and (c) retain a state licensed appraiser to perform a new appraisal.

      AUTHORIZED REPRESENTATIVE: David A. Brooks as described in Section 4.3.

      BASE RATE: The London Interbank Offered Rate (LIBOR) rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the rate of interest which is identified and normally published by Bloomberg Professional service Page BBAM 1 (the "PAGE") as the offered rate for loans in U.S. Dollars under the caption British Bankers Association LIBOR Rates at 11:00 A.M. London time. For the calendar month of the initial funding of the Loan, the Base Rate will float daily and be determined two (2) Business Days prior to each day of such calendar month utilizing the one (1) month LIBOR rate set forth on the Page. The Base Rate for each calendar month subsequent to the initial calendar month of the funding of the Loan shall be fixed for such calendar month based on the one (1) month LIBOR rate set forth on the Page two (2) Business Days prior to the first (1st) day of such calendar month. If Bloomberg Professional service no longer reports the Base Rent or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a replacement index or replacement page, as the case may be.

      BORROWER: As such term is defined in the opening paragraph of this Agreement, and including any successor obligor on the Loan from time to time.

      BUSINESS DAY: A day of the year on which banks are not required or authorized to close in Chicago, Illinois.

      CAPITAL BUDGET: As such term is defined in Section 3.1(d).

      CLOSING DATE: The date of the disbursement of the Initial Funding Amount of the Loan.

      COMMERCIAL LEASE: Any lease, sublease and occupancy agreement affecting any retail or office portion of a Project now existing or hereafter executed and all amendments, modifications or supplements thereto approved in writing by Lender, but specifically excluding any agreement affecting any guestroom or meeting/conference portion of such Project.

      CONTROL: As such term is used with respect to any person or entity, including the correlative meanings of the terms "controlled by" and "under common control with", shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

      CREDIT CARD ISSUERS: As such term is defined in Section 5.1(t).

      DEBT SERVICE COVERAGE RATIO: The ratio of (i) Net Operating Income for the immediately preceding twelve (12) months, as determined by Lender's audit, at Borrowers' expense, to (ii) Total Annual Debt Service.

      DEFAULT OR DEFAULT: Any event, circumstance or condition, which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default hereunder.

      DEFAULT RATE: As such term is defined in Section 2.9(a).

      DEPOSITORY ACCOUNT: As such term is defined in Section 4.2(u).

      ENVIRONMENTAL DOCUMENTS: As such term is defined in Section 6.1.

      ENVIRONMENTAL INDEMNITOR: Individually, each Borrower and Principal, collectively referred to as Environmental Indemnitors.

      ENVIRONMENTAL OBLIGATIONS: As such term is defined in Section 6.7.

      ENVIRONMENTAL PROCEEDINGS: Any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to any Project.

      ENVIRONMENTAL REPORTS: As such term is defined in Section 6.3.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

      EVENT OF DEFAULT: As such term is defined in Section 8.1.

      EXCESS INTEREST: As such term is defined in Section 11.5.

      EXIT FEE: As such term is defined in Section 2.8.

      EXPENSES: All losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, reasonable fees and costs of in-house counsel or outside counsel (but not both), and reasonable expenses of investigation).

      EXTENDED MATURITY DATE: As such term is defined in Section 2.4(a).

      EXTENSION OPTION: As such term is defined in Section 2.4(a).

      EXTENSION TERM: As such term is defined in Section 2.4(a).

      FF&E: means, with respect to each Project, all fixtures, furnishings, equipment, furniture and other items of tangible personal property now or hereafter located in or on such Project or used in connection with the use, occupancy, operation and maintenance of all or any part of such Project, including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurants, public rooms, health and recreational facilities, linens, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, reservation system computer and related equipment, all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of such Project and any vehicles owned or acquired by the applicable Borrower, other than personal property owned by hotel guests and Tenants under Commercial Leases.

      FF&E FUNDS: As such term is defined in Section 4.1(n).

      FF&E RESERVE: As such term is defined in Section 4.1(n).

      FIRREA: The Financial Institutions Reform, Recovery And Enforcement Act of 1989, as amended from time to time.

      GENERAL PARTNER: Ashford Properties General Partner LLC, a Delaware limited liability company, the sole general partner of Borrower.

      GOVERNMENTAL APPROVALS: Collectively, all consents, licenses, and permits and all other authorizations or approvals required from any Governmental Authority to operate the Projects.

      GOVERNMENTAL AUTHORITY: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

      GROSS REVENUE: For any period, all receipts, revenues, income and proceeds of sales or services of every kind received by Borrowers or Manager (on behalf of any Borrower), directly or indirectly, from operating the Projects for the applicable period, calculated on a cash basis, whether in cash or on credit. Gross Revenue shall include: (i) all revenues from rentals, expense pass-throughs, fees and service charges to tenants, subtenants, licensees or other occupants of commercial or retail space in any Project including lease termination fees, revenues from the use or rental of guest rooms and suites and conference and banquet rooms, revenues from food and beverage service and facilities, including off-site catering, telephone services, guest laundry services, vending, including mini-bars, television, recreational and health club facilities and parking in any Project and other fees and charges resulting from the operations of the Projects by Borrowers or Manager in the ordinary course of business; (ii) proceeds of insurance or other money or credits received in settlement for loss, theft, or damage to property relating to or used in any Project except to the extent such proceeds, money or credits are paid directly to third parties or to reimburse any Borrower for the actual cost of repairs or replacements with respect to which such proceeds, money or credits were obtained; (iii) proceeds from any financing or refinancing of any Project; (iv) condemnation awards except to the extent such awards are paid directly to third parties or to reimburse any Borrower for the actual cost of repairs or replacements related to such condemnation; (v) proceeds of insurance received by any Borrower or Manager with respect to rent loss, use and occupancy or business interruption insurance; (vi) deposits forfeited and not refunded; (vii) any amounts recovered in any legal actions or proceedings, or settlements thereof, arising out of the operation of any Project; (viii) receipts arising from the sale or other disposition of furniture, fixtures or equipment; and (ix) interest income. Gross Revenue shall not include: (a) gratuities, services charges or similar receipts collected by any Borrower or Manager to the extent paid over to Project employees or persons occupying similar positions for performing similar services, and (b) excise taxes, sales taxes, use taxes, bed taxes, admission taxes, tourist taxes, gross receipts taxes, value added taxes, entertainment taxes or other similar charges collected by any applicable Borrower or Manager to the extent paid to governmental authorities.

      GROSS ROOM REVENUE: For any period, all receipts, revenues, income and proceeds derived in any way from the use or rental of guestrooms at the Projects.

      HAZARDOUS MATERIAL: Means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over the applicable Project or any portion thereof or its use, including: (i) any "hazardous substance" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Section 9601(14) as may be amended from time to time, or any so-called "superfund" or "superlien" Law, including the judicial interpretation thereof; (ii) any "pollutant or contaminant" as such term is defined in 42 U.S.C.A. Sections 9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority. Any reference above to a Law, includes the same as it may be amended from time to time, including the judicial interpretation thereof.

      HOLDBACK: As such term is defined in Section 2.3(b).

      INCLUDE OR INCLUDING: Including, but not limited to.

      INDEBTEDNESS: As such term is defined in Section 8.1(a).

      INDEMNIFIED PARTY: As such term is defined in Section 4.2(k).

      INITIAL FUNDING AMOUNT: Is the amount set forth in Section 2.3(a) and initially disbursed on the Closing Date.

      INITIAL MATURITY DATE: As such term is defined in Section 2.4(a).

      INSURANCE PROCEEDS: As such term is defined in Section 7.1(a).

      INSURANCE REQUIREMENTS: As such term is defined in Section 4.2(c)

      INTEREST RATE: As such term is defined in Section 2.6.

      INTERNAL REVENUE CODE: The Internal Revenue Code of 1986, as amended from time to time.

      LATE CHARGE: As such term is defined in Section 2.9(b).

      LAWS: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or presidential authority in the applicable jurisdiction.

      LENDER: As such term is defined in the opening paragraph of this Agreement, and including any successor holder of the Loan from time to time.

      LENDER'S CONSULTANT: An independent consulting architect, inspector, and/or engineer designated by Lender in Lender's sole discretion.

      LICENSE AGREEMENT: The franchise license agreement relating to a Project listed opposite such franchise license on Exhibit L.

      LICENSOR: The licensor under a License Agreement.

      LOAN: As such term is defined in Recital B.

      LOAN AMOUNT: The maximum amount of the Loan as initially set forth in Recital B.

      LOAN APPLICATION: As such term is defined in Section 2.1.

      LOAN DOCUMENTS: The collective reference to this Agreement, the documents and instruments described in Recital C and Section 2.1, and all the other documents and instruments entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or performance of Borrower's or Principal's obligations in connection with the transaction contemplated hereunder, each as amended.

      LOAN YEAR: The period from the Closing Date through the last day of the same month in the following year and thereafter each successive twelve (12) month period.

      LOCKOUT PERIOD: As such term is defined in Section 2.5.

      MANAGEMENT AGREEMENT: The Master Management Agreement by and between each Borrower and Manager or any replacement management agreement approved by Lender.

      MANAGER: Means Remington Lodging & Hospitality, L.P., a Delaware limited partnership, the manager of the Projects approved by Lender and any successor manager approved by Lender managing the Projects pursuant to a management agreement approved by Lender.

      MATERIAL ADVERSE CHANGE OR MATERIAL ADVERSE CHANGE: If, in Lender's reasonable discretion, the business prospects, operations or financial condition of a person, entity or property has changed in a manner which would likely prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents.

      MATURITY DATE: The Initial Maturity Date, or, if Borrower satisfies the conditions to extend the term of the Loan pursuant to Section 2.4(a), the Extended Maturity Date.

      MORTGAGE: The Mortgage, Leasehold Mortgage or Deed of Trust Assignment, Assignment of Leases and Rents and Fixture Filing executed by a Borrower in favor of Lender and encumbering a Project, collectively, the "MORTGAGES."

      NET OPERATING INCOME: For any period, Operating Revenue for such period less Operating Expenses for such period. Net Operating Income shall be determined on a combined basis for purposes of determining Project Yield and Debt Service Coverage Ratio.

For all other purposes, Net Operating Income shall be determined on a Project-by-Project basis.

      NOTE: As such term is defined in Recital B.

      OFAC LISTS: As such term is defined in Section 4.2(r).

      OPERATING BUDGET: As such term is defined in Section 3.1(d)

      OPERATING EXPENSES: For any period, the actual and customary expenses of owning, operating and maintaining the Project or Projects during such period which Borrower or Borrowers are obligated to pay under the terms of the Project Lease, determined on a combined basis for purposes of determining Project Yield and Debt Service Coverage Ratio, determined on a cash basis, except for real and personal property taxes and insurance premiums, which shall be determined on an accrual basis, including (whether or not paid) a franchise fee equal to four percent (4.0%) of Gross Room Revenue, an assumed FF&E structural reserve equal to four percent (4.0%) of Operating Revenue and a management fee equal to three percent (3.0%) of Operating Revenue. Operating Expenses shall not include (i) interest or principal due on the Loan or (ii) capital expenditures.

         OPERATING REVENUE: For any period, Gross Revenue for such period less the items described in clauses (ii), (iii), (iv), (v), (vii), (viii) and (ix) of the definition of Gross Revenue. For purposes of determining Debt Service Coverage Ratio or Project Yield, Operating Revenue shall be calculated on a combined basis and on the basis of the lesser of (a) actual occupancy for the immediately preceding twelve (12) month period or (b) an assumed average annual seventy-five percent (75%) occupancy rate.

      ORGANIZATIONAL DOCUMENTS: As such term is defined in Section 5.1(e).

      PERMITTED EXCEPTIONS: Those matters listed on Exhibit B to the Title Policy which title to a Project may be subject at the closing and thereafter such other title exceptions as Lender may reasonably approve in writing.

      PERSONS: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

      PRELIMINARY HOLDBACK BUDGET: As such term is defined in Section 2.3(b).

      PRELIMINARY HOLDBACK COMPLETION SCHEDULE: As such term is defined in
Section 2.3(b).

      PRINCIPAL: Ashford Hospitality Limited Partnership, a Delaware limited partnership.

      PROCEEDING: As such term is defined in Section 11.3.

      PROJECT: The reference to each hotel project described on Exhibit A consisting of (i) the land, leasehold estate or air rights, together with all buildings, structures and improvements located or to be located thereon, (ii) all rights, privileges, easements and hereditaments relating or appertaining thereto, and (iii) the FF&E contained therein.

      PROJECT CONSTRUCTION DOCUMENTS: As such term is defined in Section 4.2(v).

      PROJECT HOLDBACK BUDGET: As such term is defined in Section 4.2(v).

      PROJECT HOLDBACK COMPLETION SCHEDULE: As such term is defined in Section 4.2(v).

      PROJECT LEASE: As such term is defined in Recital D.

      PROJECT LESSEE: As such term is defined in Recital D.

      PROJECT YIELD: The quotient of (i) Net Operating Income from the Project[S] for the immediately preceding twelve (12) months, as determined by Lender's audit, at Borrowers' expense, at such time, divided by (i) the sum of the then current outstanding principal balance of the Loan plus any anticipated future fundings on the Loan during the Extension Term plus accrued and unpaid interest thereon.

      PROJECTED OPERATING REVENUE: Annual Operating Revenue as reflected in the most current Operating Budget.

      PROPERTY TAX AND INSURANCE DEPOSIT: As such term is defined in Section 4.2(f).

      RELEASE PRICE: As set forth on Exhibit K.

      REMEDIAL WORK: As such term is defined in Section 6.4.

      RETAINED LIABILITIES: As such term is defined in Paragraph 1 of the Limited Joinder.

      SECURITY AGREEMENT: As such term is defined in Recital C.

      SINGLE PURPOSE ENTITY: An entity which (i) exists solely for the purpose of owning and operating a Project, (ii) conducts business only in its own name,
(iii) does not engage in any business other than the ownership, management and operation of a Project, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest which it owns in a Project, (v) does not have any assets other than those related to its interest in a Project and does not have any debt other than as permitted by this Agreement and does not guarantee or otherwise obligate itself with respect to the debts of any other person or entity, (vi) has its own separate books, records, accounts, financial statements and tax returns (with no commingling of funds or assets), (vii) holds itself out as being a company separate and apart from any other entity, (viii) observes limited liability company/partnership/corporate formalities, as the case may be, independent of any other entity.

      TENANT: Any tenant under any Commercial Lease.

      TITLE INSURER: Stewart Title Insurance Company or such other title insurance company licensed in the States of Ohio, New York and Arizona as may be approved in writing by Lender in Lender's sole discretion.

      TITLE POLICY: An ALTA Mortgagee's Loan Title Insurance Policy with extended coverage issued by the Title Insurer insuring the lien of the Mortgage as a valid first, prior and paramount lien upon the applicable Project (or leasehold interest therein, with respect to the property and improvements located in Columbus, Ohio, and more particularly described in Exhibit A-2) and all appurtenant easements, and subject to no other exceptions other than the Permitted Exceptions and otherwise satisfying the requirements of Lender.

      FOR OPTIONAL EXTENSION DEALS: Total Annual Debt Service: The annualized debt service payments on then outstanding principal balance of the Loan plus any anticipated future fundings on the Loan during the Extension Term assuming (i) a per annum interest rate equal to the Interest Rate as of the close of business on the day preceding the date of calculation and (ii) monthly payments of principal equal to $57,000.

      TRANSFER: Any sale, transfer, lease (other than a Lease approved by Lender), conveyance, alienation, pledge, assignment, mortgage, encumbrance hypothecation or other disposition of (a) all or any portion of any Project or any portion of any other security for the Loan, (b) all or any portion of any Borrower's right, title and interest (legal or equitable) in and to a Project or any portion of any other security for the Loan, (c) any interest in any Borrower, General Partner or Principal or any interest in any entity which holds an interest in, or directly or indirectly controls, any Borrower, General Partner, Project Lessee or Principal; provided that transfers of (A) non-controlling interests in Principal, General Partner or any entity which holds an interest in, or directly or indirectly Controls, Borrower, General Partner, Project Lessee or Principal which either individually or as part of a series of transfers do not result in a change of Control of any Borrower, General Partner, Project Lessee or Principal or (B) publicly traded capital stock in Ashford Hospitality Trust, Inc., a Maryland corporation, shall not constitute a Transfer or (d) any assignment or other disposition (including any pledge) by any Borrower of any of its interest in a Project Lease, other than pursuant to the Loan Documents.

                                PROMISSORY NOTE

U.S. $36,000,000.00                                     As of December 24, 2003

                                    RECITALS

      A. ASHFORD COLUMBUS LP, ASHFORD DAYTON LP, ASHFORD FLAGSTAFF LP, ASHFORD PHOENIX LP, and ASHFORD SYRACUSE LP, each a Delaware limited partnership (collectively, "BORROWER"), having an address at c/o Ashford Hospitality Limited Partnership, 14180 Dallas Parkway, Pacific Center I, Suite 900, Dallas, Texas 75254, and MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation, and its successors and assigns (collectively, "LENDER") entered into that certain Loan Agreement of even date herewith (the "LOAN AGREEMENT").

      B. This Promissory Note (this "NOTE") is made by Borrower to evidence the Loan and is secured by, among other things, those certain Mortgages encumbering, among other things, the Projects more particularly described on Exhibit A to the Loan Agreement. Except as otherwise set forth herein, payment of this Note is governed by the Loan Agreement, the terms of which are incorporated herein by express reference as if fully set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

            THEREFORE, FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Lender the original principal amount of Thirty-Six Million and No/100ths Dollars ($36,000,000.00) or so much thereof as may be advanced from time to time, together with all other amounts added thereto pursuant to this Note or otherwise payable to Lender under the Loan Documents, including any Exit Fee, together with interest from the date hereof on the balance of principal from time to time outstanding, in United States currency, at the rates and at the times hereinafter described. Payments shall be made to Lender, c/o LaSalle Bank National Association, P.O. Box 4671, Chicago, IL 60674-4671 (or such other address as Lender may hereinafter designate in writing to Borrower).

      1. INTEREST AND MONTHLY PAYMENTS. All interest and principal shall be paid at the times and in the amounts as required by the Loan Agreement. If not sooner due and payable, the entire indebtedness evidenced by this Note shall be due and payable on December 31, 2007, (subject to extension(s) pursuant to Section 2.4 of the Loan Agreement), or any earlier date on which such indebtedness may become due, whether by acceleration or otherwise. Borrower agrees to an effective rate of interest that is the rate stated in the Loan Agreement, plus any additional rate of interest resulting from any other sums, amounts, and charges in the nature of interest paid or to be paid by or on behalf of Borrower, or any benefit or value received or to be received by the holder of this Note, in connection with this Note.

      2. PREPAYMENT. This Note may be prepaid as provided in Section 2.5 of the Loan Agreement.

      3. DEFAULT. Upon the occurrence of an Event of Default the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

      4.    GENERAL PROVISIONS.

            (a) Writing. This Note may not be terminated or amended orally, but only by a termination signed by a Lender or amendment in writing signed by Borrower.

            (b) Security, Application of Payments. This Note is secured by the liens, encumbrances and obligations created hereby and by the other Loan Documents and the terms and provisions of the other Loan Documents are hereby incorporated herein. Payments will be applied, at Lender's option, first to any fees, expenses or other costs Borrower is obligated to pay under this Note or the other Loan Documents, second to interest due on this Note, third to the outstanding principal balance of this Note and fourth to the Exit Fee.

            (c) Binding on Successors; Joint and Several. This Note and all provisions hereof shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender, together with its successors and assigns, including each owner and holder from time to time of this Note. The obligations of Borrower under the Note shall be joint and several obligations of Borrower and of each Borrower, if more than one, and of each Borrower's successors and assigns.

            (d) Time of Essence. Time is of the essence as to all dates set forth herein.

            (e) Costs and Expenses. Borrower promises and agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including all reasonable attorneys' fees and disbursements, as described in Article 9 of the Loan Agreement.

            (f) Governing Law; Severability. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS NOTE SHALL NOT AFFECT OR IMPAIR THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THE REMAINDER OF THIS NOTE, AND TO THIS END, THE PROVISION OF THIS NOTE ARE DECLARED TO BE SEVERABLE.

            (g) Notices. Notices shall be given under this Note in conformity with the terms and conditions of the Loan Agreement.

                            SIGNATURE PAGE TO FOLLOW

            Borrower has delivered this Note as of the day and year first set forth above.

                           BORROWER:

                           ASHFORD COLUMBUS LP, a Delaware limited
                           partnership

                           By: Ashford Properties General Partner LLC, a
                               Delaware limited liability company, its sole
                               general partner

                               By: /s/ David A. Brooks
                                  ---------------------------------------------
                               Name:  David A. Brooks
                               Title: Vice President

                           ASHFORD FLAGSTAFF LP, a Delaware limited partnership

                           By: Ashford Properties General Partner LLC, a
                               Delaware limited liability company, its sole
                               general partner

                               By: /s/ David A. Brooks
                                  ---------------------------------------------
                               Name:  David A. Brooks
                               Title: Vice President

                           ASHFORD DAYTON LP, a Delaware limited
                           partnership

                           By: Ashford Properties General Partner LLC, a
                               Delaware limited liability company, its sole
                               general partner

                               By: /s/ David A. Brooks
                                  ---------------------------------------------
                               Name:  David A. Brooks
                               Title: Vice President

                           ASHFORD PHOENIX LP, a Delaware limited
                           partnership

                           By: Ashford Properties General Partner LLC, a
                               Delaware limited liability company, its sole
                               general partner

                               By: /s/ David A. Brooks
                                  ---------------------------------------------
                               Name:  David A. Brooks
                               Title: Vice President

                           ASHFORD SYRACUSE LP, a Delaware limited
                           partnership

                           By: Ashford Properties General Partner LLC, a
                               Delaware limited liability company, its sole
                               general partner

                               By: /s/ David A. Brooks
                                  ---------------------------------------------
                               Name:  David A. Brooks
                               Title: Vice President